UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Integrated Electrical Services, Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held February 3, 2011
GENERAL INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
CORPORATE GOVERNANCE GUIDELINES
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
AUDIT FEES
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
TAX CONSIDERATIONS
PAYMENTS UPON A CHANGE IN CONTROL
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
2010 SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION
GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2010
OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010
NONQUALIFIED DEFERRED COMPENSATION
SEVERANCE AND EMPLOYMENT AGREEMENTS
DEFINITIONS
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF THE COMPANY’S 2010 EXECUTIVE COMPENSATION
DETERMINATION OF THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
OTHER BUSINESS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

December 30, 2010

To Our Stockholders:

On behalf of the Board of Directors of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), we cordially invite all Company stockholders to attend the Company’s annual stockholders’ meeting to be held on Thursday, February 3, 2011 at 10:00 a.m. Central Standard Time, at the Houston Marriott West Loop Hotel, 1750 West Loop South, Houston, Texas 77027. Proxy materials, which include a Notice of Annual Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company’s 2010 Annual Report on Form 10-K, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company for its fiscal year ended September 30, 2010.

We hope that you will be able to attend the meeting. Your vote is important. Regardless of whether you plan to attend, please submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee in whose name the shares are held to provide you with evidence of your beneficial share ownership. We look forward to seeing you at the meeting.

Sincerely,

Michael J. Hall
Chairman of the Board

Michael J. Caliel
President and
Chief Executive Officer

INTEGRATED ELECTRICAL SERVICES, INC.
1800 WEST LOOP SOUTH, SUITE 500
HOUSTON, TEXAS 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 3, 2011

TO THE STOCKHOLDERS OF INTEGRATED ELECTRICAL SERVICES, INC.,

Notice is hereby given that the annual meeting of the stockholders of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), will be held at the Houston Marriott West Loop Hotel, 1750 West Loop South, Houston, Texas 77027, on Thursday, February 3, 2011, at 10:00 a.m. Central Standard Time, for the following purposes:

1. To elect five directors to the Company’s Board of Directors to serve until the 2012 annual stockholders’ meeting and until their respective successors have been elected and qualified.

2. To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company’s auditors for the fiscal year 2011.

3. To approve the Company’s 2010 executive compensation.

4. To determine the frequency of the stockholder vote on the Company’s executive compensation.

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

The holders of record of the Company’s Common Stock, par value $0.01 per share, at the close of business on December 15, 2010 are entitled to notice of, and to vote at, the meeting with respect to all proposals.

We urge you to promptly vote your shares by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card by mail in the enclosed envelope, regardless of whether you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote your shares in person on all matters brought before the meeting.

By order of the Board of Directors

William L. Fiedler
Senior Vice President, General Counsel and
Corporate Secretary

Houston, Texas
December 30, 2010

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on February 3, 2011.

The Proxy Statement and 2010 Annual Report on Form 10-K are Available at http://annualmeeting.ies-co.com.

INTEGRATED ELECTRICAL SERVICES, INC.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

WHEN AND WHERE IS THE 2011 ANNUAL MEETING OF STOCKHOLDERS BEING HELD?

The 2011 annual meeting of stockholders (the “Annual Meeting”) of Integrated Electrical Services, Inc., a Delaware corporation (the “Company”), will be held on Thursday, February 3, 2011. The Annual Meeting will be held at 10:00 a.m. Central Standard Time, at the Houston Marriott West Loop Hotel, 1750 West Loop South, Houston, Texas 77027.

WHAT DATE WILL THE PROXY STATEMENT FIRST BE SENT TO THE STOCKHOLDERS?

The approximate date on which this proxy statement and the accompanying materials were first sent or given to stockholders was December 30, 2010.

WHO IS SOLICITING MY VOTE?

The accompanying proxy is solicited by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting and any adjournments thereof.

HOW ARE VOTES BEING SOLICITED?

In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of the Company’s common stock, par value $0.01 per share (“Common Stock”).

WHO IS PAYING THE SOLICITATION COST?

The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company.

HOW MANY VOTES DO I HAVE?

Each share of the Common Stock is entitled to one vote upon each of the matters to be voted on at the Annual Meeting.

HOW DO I VOTE?

You may vote by signing, dating and returning the enclosed proxy card in the enclosed envelope.

You may also vote by using a toll-free telephone number or the Internet. Instructions about these ways to vote appear on the proxy card. If you vote by telephone or Internet, please have your proxy card and control number available.

Votes submitted by mail, telephone or Internet will be voted at the Annual Meeting in accordance with the directions you provide the individuals named on the proxy; if no direction is indicated, your shares will be voted in favor of the proposals set forth in the notice attached hereto.

CAN I CHANGE MY VOTE?

Any stockholder giving a proxy has the power to revoke it at any time before it is voted (i) by notifying us in writing of such revocation, (ii) by submitting a later dated proxy card or telephone or Internet vote, or (iii) by attending the Annual Meeting in person and voting in person. Notices to us should be directed to William L. Fiedler, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, Texas 77027. Stockholders who submit proxies and attend the Annual Meeting to vote in person are requested to notify Mr. Fiedler at the Annual Meeting of their intention to vote in person at the Annual Meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Pursuant to the Company’s bylaws, shares not voted on matters, including abstentions and broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

HOW MANY VOTES ARE REQUIRED TO PASS EACH ITEM?

The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2011.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the Company’s 2010 executive compensation.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to determine the frequency of the stockholder vote on executive compensation.

DOES THE COMPANY HAVE A WEBSITE?

The Company has a website, http://www.ies-co.com, which contains additional information concerning the Company’s corporate governance practices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on December 15, 2010, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof, the Company had outstanding 14,735,482 shares of Common Stock.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of December 15, 2010 by:

•	each person who is known by us to own beneficially 5% or more of our outstanding Common Stock;

•	our named executive officers;

•	our directors; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated, the person or entities listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them, except to the extent this power may be shared with a spouse. Unless otherwise indicated, the address of each stockholder listed below is 1800 West Loop South, Suite 500, Houston, Texas 77027.

	Shares Beneficially
	Owned
Name of Beneficial Owner	Number	Percent

Charles H. Beynon(1)	11,098	*
Michael J. Caliel(2)	242,247	1.6
Michael J. Hall(3)	24,808	*
Joseph V. Lash(4)	4,808	*
James M. Lindstrom(5)	2,151	*
Donald L. Luke(6)	20,490	*
John E. Welsh III(7)	16,208	*
Richard Nix	39,843	*
Robert B. Callahan(8)	10,138	*
Raymond Guba(9)	41,118	*
William L. Fiedler	14,200	*
Terry L. Freeman	36,386	*
Directors and officers as a group (12 persons)	472,382	3.2
Jeffrey L. Gendell(5)	8,562,409	58.1
Royce & Associates(10)	1,282,256	8.7

*	Less than one percent.

(1)	Includes 4,808 Phantom Stock Units that convert to shares of Company Common Stock when Mr. Beynon leaves the Board for any reason. Mr. Beynon maintains margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of Company Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in such accounts. At December 15, 2010, Mr. Beynon held 1,740 shares of Common Stock in such accounts.

(2)	Includes 100,000 shares of Company Common Stock underlying options which are exercisable within 60 days. Mr. Caliel maintains margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of Company Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in such accounts. At December 15, 2010, Mr. Caliel held 2,000 shares of Common Stock in such accounts.

(3)	Includes 4,808 Phantom Stock Units which convert to shares of Company Common Stock when Mr. Hall leaves the Board for any reason. Mr. Hall maintains margin security accounts at brokerage firms, and the positions held in such margin accounts, which may from time to time include shares of Company Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in such accounts. At December 15, 2010, Mr. Hall held all of the shares of Common Stock in such accounts.

(4)	Includes 4,808 Phantom Stock Units which convert to shares of Company Common Stock when Mr. Lash leaves the Board for any reason.

(5)	Includes 2,151 Phantom Stock Units which convert to shares of Company Common Stock when Mr. Lindstrom leaves the Board for any reason. According to a Schedule 13D filed on May 13, 2010, Jeffrey L. Gendell is the managing member of Tontine Capital Management, L.L.C., a Delaware limited liability company (“TCM”), the general partner of Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”) and Tontine 25 Overseas Master Fund, L.P., a Cayman Islands limited partnership (“T25”). Mr. Gendell is the managing member of Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company (“TCO”), the general partner of Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership(“TMF”). Mr. Gendell is the managing member of Tontine Management, L.L.C., a Delaware limited liability company (“TM”), the general partner of Tontine Partners, L.P., a Delaware limited partnership (“TP”). Mr. Gendell is the managing member of Tontine Overseas Associates, L.L.C.; a Delaware limited liability company (“TOA”), the investment advisor of Tontine Overseas Fund, Ltd., a Cayman Islands exempt company (“TOF”) and is Managing Member of Tontine Asset Associates, L.L.C., a Delaware limited liability company (“TAA”), the general partner of Tontine Capital Overseas Master Fund II, L.P., a Cayman Islands Limited Partnership (TCP2”). TCM, TCP and T25 share voting and dispositive power of 3,399,425 shares of the Company’s Common Stock. TMF and TCO share voting and dispositive power of 864,532 shares of the Company’s Common Stock. TM and TP share voting and dispositive power of 2,637,092 shares of the Company’s Common Stock. TOA and TOF share voting and dispositive power of 896,877 shares of the Company’s Common Stock. TAA amd TCP2 share voting and dispositive power of 756,567 shares of the Company’s Common Stock. Mr. Gendell has sole voting and dispositive power of 7,916 shares of the Company’s Common Stock and shared voting and dispositive power of 8,554,493 shares of the Company’s Common Stock.

The principal business of TMF, TCP, TP, TCP2 and T25 is serving as a private investment limited partnership. The principal business of TCM is serving as the general partner of TCP and T25. The principal business of TCO is serving as the general partner of TMF. The principal business of TM is serving as the general partner of TP. The principal business of TOA is serving as the investment advisor of TOF. The principal business of TAA is serving as the general partner of TCP2. The address of the principal business and principal office of each of the above entities, as well as Mr. Gendell, is 55 Railroad Avenue, Greenwich, Connecticut 06830.

The shares reported herein were purchased with working capital and on margin. The margin transactions are with UBS Securities LLC and were made on such firm’s usual terms and conditions. All or part of these shares may from time to time be pledged with one or more banking institutions or brokerage firms as collateral for loans made by such bank(s) or brokerage firm(s) to the respective entities reporting the ownership. Such loans bear interest at a rate based upon the broker’s call rate from time to time in effect. Such indebtedness may be refinanced with other banks or broker dealers.

All the foregoing shares may be deemed to be beneficially owned by Mr. Gendell. Mr. Gendell disclaims beneficial ownership of the Company Common Stock reported above for purposes of Section 16(a) under the Securities Exchange Act of 1934, as amended or otherwise, except as to securities directly owned by Mr. Gendell or representing Mr. Gendell’s pro rata interest in, or interest in the profits of such entities.

Mr Lindstrom is a member of Tontine Associates, LLC and disclaims beneficial ownership of any shares of the Company’s Common Stock held by Mr. Gendell or any Tontine entity.

(6)	Includes 14,808 Phantom Stock Units which convert to shares of Company Common Stock when Mr. Luke leaves the Board for any reason.

(7)	Includes 4,808 Phantom Stock Units which convert to shares of Company Common Stock when Mr. Welsh leaves the Board for any reason. Mr. Welsh maintains margin security accounts at brokerage firms, and the positions held in such accounts, which may from time to time include shares of Company Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in such accounts. At December 15, 2010, Mr. Welsh held 10,000 shares of Common Stock in such accounts.

(8)	Mr. Callahan’s employment with the Company terminated on November 15, 2010.

(9)	Mr. Guba’s employment with the Company terminated on April 16, 2010.

(10)	According to a Schedule 13G filed on January 5, 2010, Royce & Associates, LLC, a New York corporation, whose address is 745 Fifth Avenue, New York, New York 10151, has the sole voting and dispositive power for 1,282,256 shares of the Company’s Common Stock. The Schedule 13G states that Royce & Associates is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940.

ELECTION OF DIRECTORS

GENERAL INFORMATION

The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and bylaws provide that the number of members of the Board shall be fixed from time to time by the Board but shall not be less than one nor more than fifteen persons. The Board has set the number of directors at seven. Directors hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Vacancies may be filled by recommendation from the Nominating and Governance Committee and a majority vote by the remaining directors. Two existing directors, Michael J. Hall and Joseph V. Lash, will not be standing for re-election at the Annual Meeting. The Board has voted to reduce the size of the Board to five members coincident with the Annual Meeting. As such, if each of the nominees named below is elected to the Board, there will be no vacancies on the Board following the Annual Meeting.

It is the intention of the persons named in the accompanying proxy card to vote “FOR” the election of the nominees named below, unless a stockholder has directed otherwise or withheld such authority. The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to elect each director nominee.

Each of the nominees has consented to being named in this proxy statement and has consented to serve, if elected. If, at the time of or prior to the Annual Meeting, a nominee should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute designated by the Board. The Board has no reason to believe that any substitute nominee will be required. No proxy will be voted for a greater number of persons than the nominees named herein.

Each nominee with an asterisk next to his name is independent in accordance with the Company’s Corporate Governance Guidelines and the rules and regulations of the NASDAQ Global Market System (“NASDAQ”) and the Securities and Exchange Commission (“SEC”). After reviewing all relevant facts and circumstances, the Board has affirmatively determined that Messrs. Luke, Beynon, Lindstrom and Welsh are independent since they have no relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), other than as stockholders and/or directors of the Company and, in the case of Mr. Lindstrom, an affiliate of a lender. The review was undertaken on an individual director-by-director basis and did not involve a pre-set formula or minimum standard of materiality.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Donald L. Luke*	Director since 2005

Donald L. Luke, 73, was Chairman and Chief Executive Officer of American Fire Protection Group, Inc., a private company involved in the design, fabrication, installation and service of products in the fire sprinkler industry from 2001 until April 2005. From 1997 to 2000, Mr. Luke was President and Chief Operating Officer of Encompass Services (construction services) and its predecessor company GroupMac. Mr. Luke held a number of key positions in product development, marketing and executive management in multiple foreign and domestic publicly traded companies. Mr. Luke also serves on the board of directors of American Fire Protection Group, Inc. and is a director of Cable Lock, Inc., which manages the affiliated Olshan Foundation Repair companies. The Nominating/

Governance Committee believes that Mr. Luke is qualified to serve on the Board given his extensive experience as an officer and director of a diverse group of consolidator public companies, including electrical contractors.

Charles H. Beynon*	Director since 2005

Mr. Beynon, 62, has been an independent consultant since October 2002. From 1973 until his retirement from the firm in 2002, Mr. Beynon was employed by Arthur Andersen & Co, an accounting firm, including 19 years as a partner. He also currently serves as a director of Broadwind Energy, Inc. (a leading provider of component, logistics and services to the wind power and broader energy markets) and is Chairman of its Audit Committee. Mr. Beynon is a Certified Public Accountant. The Nominating/Governance Committee believes that Mr. Beynon’s extensive experience with Arthur Anderson & Co. as an independent auditor as well as his background in corporate finance, financial reporting and tax matters makes him qualified to serve on the Board.

John E. Welsh III*	Director since 2006

Mr. Welsh, 59, is President of Avalon Capital Partners, LLC, a private investment vehicle, a position he has held since January 2003. From October 2000 until December 2002, Mr. Welsh was Managing Director of CIP Management, LLC, the management entity for a series of venture capital partnerships affiliated with Rothchild, Inc. Mr. Welsh has been a director of General Cable Corp., a developer, designer, manufacturer, marketer and distributor of copper, aluminum and fiber optic wire and cable products, since 1997, and Non-Executive Chairman since August 2001. The Nominating/Governance Committee believes that Mr. Welsh’s expertise in the management of a variety of investment entities as well as his background overseeing the development of wire and cable products makes him an asset to the Company and qualifies him to serve on the Board.

Michael J. Caliel	Director since 2006

Mr. Caliel, 51, has been President and Chief Executive Officer of the Company since July 2006. From 1993 until he joined the Company, Mr. Caliel was employed by Invensys, a global automation, controls and process solutions company, where he served in a variety of senior management positions, including his most recent position as President, Invensys Process Systems. Prior to becoming President of Invensys Process Systems, he served as President of its North America and Europe, Middle East and Africa operations from 2001 to 2003. The Nominating/Governance Committee believes that Mr. Caliel is qualified to serve on the Board due to his long experience in senior management positions in entities with widely dispersed operations similar to those of the Company.

James M. Lindstrom*	Director since 2010

Mr. Lindstrom, 38, has been an employee of Tontine Associates, LLC, a private investment fund, since February 2006. From 2003 to 2006, Mr. Lindstrom was Chief Financial Officer of Centrue Financial Corporation, a regional financial services company and had prior experience in private equity and investment banking. Mr. Lindstrom served as a director of Broadwind Energy, Inc. (a leading provider of component, logistics and services to the wind power and broader energy markets) from October 2007 to May 2010. He also served as Chairman of the Board, Chairman of the Compensation Committee and the Executive Committee and as a member of the Nominating/Governance Committee of Broadwind Energy. The Nominating/Governance Committee believes that Mr. Lindstrom is qualified to serve on the Board due to his extensive experience in public and private investing and a Chief Financial Officer.

EXECUTIVE OFFICERS

Information with respect to the executive officers of the Company is included in the section titled “Executive Officers” in Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and is incorporated by reference herein.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Attendance at Meetings

It is the policy of the Board that all directors of the Company attend the Annual Meeting. Each of the directors attended the Annual Meeting held on February 2, 2010, except Mr. Welsh.

During fiscal year 2010, the Board held 12 meetings of the full Board, and each member of the Board attended at least 75% of the aggregate number of meetings of the full Board and meetings of Board committees on which he served.

At regularly scheduled meetings of the Board, Mr. Hall, our independent non-executive Chairman, presided and an executive session was held without management directors present. Interested parties may make any concerns known to non-management directors by contacting the Company’s Ethics Line at 1-800-347-9550.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate directly with the Board may do so by writing to Integrated Electrical Services, Inc. Board of Directors, c/o Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027. Stockholders may also communicate directly with individual directors by addressing their correspondence accordingly.

The Company has adopted a code of business conduct and ethics which has been memorialized as part of the Company’s Legal Compliance and Corporate Policy Manual which can be found in the Corporate Governance section of the Company’s website at http://www.ies-co.com. The Manual is also available in print to any stockholder who requests it by contacting William L. Fiedler, Senior Vice President, General Counsel, and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027.

The Nomination Process

The Nominating/Governance Committee of the Board, which, as described below, is composed entirely of independent directors, is responsible in accordance with its charter for establishing standards for members of the Board and overseeing the performance evaluation of the Board and its members. Based upon such evaluations, the Nominating/Governance Committee recommends to the Board whether existing members should be nominated for new terms or replaced and whether more or fewer members are appropriate.

The Board, with the assistance of the Nominating/Governance Committee, establishes criteria for the selection of new members. The basic criteria are found in the Company’s Corporate Governance Guidelines under “Core Competencies of the Board.” At any given time, in order to maintain a proper balance of expertise, individuals with particular skills may be favored over other candidates who lack such skills but otherwise possess a core competency.

Additional attributes may include a candidate’s character, judgment and diversity of experience, business acumen, ability to act on behalf of the stockholders, governmental or community service, a positive record of achievement and a willingness to devote sufficient time to carrying out the duties and responsibilities of Board membership. Candidates must be capable of working with the entire Board and contributing to the overall Board process. The Committee also considers diversity of background experience, age and specialized training. While the Nominating/Governance Committee considers diversity, among other factors, when considering potential director nominees, the Board does not have a policy with regard to diversity in identifying director nominees. Since a majority of the Board is to be independent of management, consideration is also given as to whether or not the individual is independent in accordance with the Company’s Corporate Governance Guidelines and the rules and regulations of the NASDAQ and the SEC.

When there is an opening or anticipated opening for a director position, Board members are asked to submit recommendations. Outside sources or third parties may be used to find potential candidates and similarly outside sources and third parties may be used to evaluate or assist in evaluating nominees brought to the attention of the Nominating/Governance Committee. Should the Company use the services of a third party, it would expect to pay a fee for such services.

The Nominating/Governance Committee will also consider director candidates recommended by stockholders. Such candidates will be evaluated using the same criteria and standards described above. Any such recommendation must be sent in at the address set forth under the Corporate Governance Guidelines below, not later than 80 days prior to the date of the Annual Meeting. In the event that the date of such Annual Meeting was not publicly announced by the Company by mail, press release or otherwise more than 90 days prior to the Annual Meeting, notice by the stockholder to be timely must be delivered to the Corporate Secretary of the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the Annual Meeting was communicated to the stockholders. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns, the name and address of the stockholder, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board. Stockholders who themselves wish to nominate an individual to the Board must follow the advance notice requirements and other requirements of the Company’s bylaws.

CORPORATE GOVERNANCE GUIDELINES

The Company’s management and Board are committed to conducting business consistent with good corporate governance practices. To this end, the Board has established a set of Corporate Governance Guidelines which reflect its view of how to help achieve this goal. These guidelines, which may be amended and refined from time to time, are outlined below and may also be found in the Corporate Governance section of the Company’s website at http://www.ies-co.com. The guidelines are also available in print to any stockholder who requests them by contacting William L. Fiedler, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027.

Directors

Core Competencies of the Board

In order to adequately perform the general corporate oversight responsibilities assumed by the Board, the Board as a whole should possess the following competencies:

Accounting & Finance — The Board should have one or more members who are experienced in accounting and finance matters.

Management — In order to oversee the Company’s management team, the Board should have one or more directors who have experience as a Chief Executive Officer, a Chief Operating Officer or possess similar significant operating experience.

Industry Knowledge — While the theory of management is important, it is essential that the Board have one or more members with extensive hands-on practical relevant industry-specific knowledge.

Long-Range Strategy — In addition to monitoring the Company’s performance in the present, the Board should have one or more members with the skills to look to the future and provide direction for stability and growth.

Independence of the Board

A majority of the Board shall be independent of management. An independent director must meet the standards imposed by the SEC and NASDAQ.

Leadership Structure and Risk Management

Since the Company’s initial public offering in 1998, with the exception of a ten month period leading up to our reorganization in 2006, the positions of Chairman of the Board and Chief Executive Officer have been separate. We believe that this is the appropriate structure taking into consideration the Company’s widely disbursed operations and its operations as a consolidated construction services provider which requires a continuing effort at integration of operations and strong day to day management leadership. This allows our Chief Executive Officer to concentrate on these areas while providing leadership to our employees and better service our customers. The Chairman of the Board is then able to better focus his efforts on guiding the Chief Executive Officer and presiding over the Board as a whole. Michael J. Hall is our non-executive Chairman and Michael J. Caliel is our Chief Executive Officer. Mr. Hall is not standing for re-election to the board and it is anticipated that the board will elect a new Chairman after the Annual Meeting.

The overall duty of risk identification and management lies with the Board. To assist in this task the Board utilizes the various Board Committees to review their respective areas of responsibility. The Audit Committee addresses accounting controls and general financial risk, the Nominating/Governance Committee addresses Board composition and internal communication risks such as ethical issues and the Human Resources and Compensation Committee addresses manpower risks and pay levels. To assist in the overall effort the Board has established the Management Risk Oversight Committee (the “Management Committee”) which is charged with monitoring (1) management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business; (2) the integrity of the Company’s systems of operational controls regarding legal and regulatory compliance; and (3) the Company’s processes for managing and mitigating operational risk. The Management Committee consists of the Chief Financial Officer as Chairman, the Chief Legal Officer, the Chief Human Resources Officer and Residential and Commercial/Industrial senior operating officers.

Committees

The Board has established the Audit, Human Resources and Compensation, and Nominating/Governance Committees to assist in the performance of its functions of overseeing the management and affairs of the Company. The Audit, Human Resources and Compensation, and Nominating/Governance Committees are composed entirely of independent directors under current NASDAQ standards, have written charters, and have the authority to retain and compensate counsel and experts. Copies of the charters may be found in the Corporate Governance section of the Company’s website, http://www.ies-co.com. The charters are also available in print to any stockholder who requests them by contacting William L. Fiedler, Senior Vice President, General Counsel and Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027.

Audit Committee

The Audit Committee, which met 8 times during fiscal year 2010, is comprised of Messrs. Beynon (Chairman), Hall and Welsh. Pursuant to its written charter, the Audit Committee assists the Board in:

•	fulfilling its responsibility to oversee management’s preparation, and the integrity of the Company’s financial statement;

•	monitoring the qualifications, independence and performance of the Company’s internal and independent auditors;

•	monitoring the Company’s compliance with legal and regulatory requirements; and

•	preparing the report that SEC rules require be included in the Company’s annual proxy statement.

In fulfilling these duties, the Audit Committee generally:

•	reviews the annual financial statements with management and the independent auditor;

•	recommends to the Board whether the Company’s annual audited financial statements and accompanying notes should be included in the Company’s Annual Report on Form 10-K;

•	reviews with management and the independent auditor the effect of regulatory and accounting initiatives as well as contingent liabilities and off-balance sheet structures, if any, on the Company’s financial statements;

•	reviews with management and the independent auditor the Company’s quarterly financial statements filed in its Quarterly Reports on Form 10-Q;

•	discusses periodically with Company management the Company’s major financial risk exposure and steps implemented to monitor and control the same;

•	reviews major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

•	has the sole authority to engage, oversee and evaluate the performance of, and, when the Audit Committee determines it to be appropriate, terminate the Company’s independent auditor, approve all audit engagement fees and terms and approve all significant non-audit engagements, if any, with the independent auditor. The independent auditor reports directly to the Audit Committee;

•	reviews the independence of the independent auditor, giving consideration to the range of audit and non-audit services performed by the independent auditor;

•	reviews periodically (i) the experience, qualifications and performance of the senior members of the Company’s internal auditing team and (ii) the internal audit activities, staffing and budget;

•	reviews significant reports to management, prepared in connection with internal audits and management’s responses;

•	reviews with the independent auditor any problems or difficulties the auditor may encounter and any management letter provided by the auditor and the Company’s response to that letter;

•	advises the Board with respect to the Company’s policies and procedures regarding conflicts of interest and compliance with material laws and regulations;

•	reviews legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or government agencies; and

•	reviews procedures (i) to handle complaints regarding the Company’s accounting practices, internal controls or auditing matters and (ii) to permit confidential anonymous submission to the Audit Committee of concerns by employees regarding accounting or auditing matters.

The Audit Committee’s role does not provide any special assurance with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee, which met 12 times during fiscal year 2010, is comprised of Messrs. Welsh (Chairman), Beynon. Hall and Lash. Pursuant to its written charter, the Human Resources and Compensation Committee assists the Board in:

•	discharging its responsibilities relating to compensation of Company executives; and

•	producing an annual report on executive compensation for inclusion in the Company’s annual proxy statement.

In fulfilling these duties, the Human Resources and Compensation Committee generally:

•	establishes the Company’s compensation philosophy and ensures that the compensation program is aligned with the Company’s objectives and consistent with the interest of the Company’s stockholders;

•	reviews and approves new compensation plans;

•	evaluates the performance of the Chief Executive Officer in conjunction with the other independent members of the Board and determines the compensation for the Chief Executive Officer;

•	reviews salaries, salary increases and other compensation of executive officers and evaluates the competitiveness of total compensation levels for executives;

•	receives recommendations regarding the selection of officers and key employees for participation in incentive compensation plans and regarding the establishment of performance goals and awards for those officers and key employees who participate in such incentive plans;

•	reviews and monitors benefits under all employee plans of the Company;

•	reviews and approves incentive compensation and equity based plans; and

•	evaluates, periodically, compensation paid to outside members of the Board, including monitoring the competitiveness and composition of director compensation.

Additional information on the Human Resources and Compensation Committee’s processes and procedures for considerations of executive compensation are addressed in Compensation Discussion and Analysis below.

Nominating/Governance Committee

The Nominating/Governance Committee, which met four times during fiscal year 2010, is comprised of Messrs. Luke (Chairman), Hall and Lash. Pursuant to its written charter, the Nominating/Governance Committee assists the Board in:

•	establishing standards for Board and committee members and overseeing the performance of the Board and its members;

•	making recommendations to the Board with respect to the management organization of the Company;

•	establishing criteria to select new directors and recommending to the Board a process for orientation of new Board or committee members;

•	identifying individuals qualified to become members of the Board and recommending same to the Board as nominees to fill any existing or expected vacancy;

•	evaluating the Company’s corporate governance procedures and recommending to the Board changes that the Nominating/Governance Committee deems appropriate; and

•	reviewing and addressing conflicts of interest of directors and executive officers and the manner in which any such conflicts are to be resolved.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has adopted a written Related Person Transaction Policy that addresses the reporting, review and approval or ratification of transactions with related persons. The Company recognizes that related person transactions can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to have been, based on considerations other than the Company’s best interest. Accordingly, as a general matter, the Company seeks to avoid such transactions. However, the Company recognizes that in some circumstances transactions between related persons and the Company may be incidental to the normal course of business or provide an opportunity that it is the best interests of the Company to pursue or that is not inconsistent with the best interests of the Company and where it is not efficient to pursue an alternative transaction. The policy therefore is not designed to prohibit related person transactions; rather, it is to provide for timely internal reporting of such transactions and appropriate review, oversight and public disclosure of them.

The policy supplements the provisions of the Company’s Legal Compliance and Conflict of Interest Policy concerning potential conflict of interest situations. With respect to persons and transactions subject to the policy, the procedures for reporting, oversight and public disclosure apply. With respect to all other potential conflict of interest situations, the provisions of the Company’s Legal Compliance and Conflict of Interest Policy continue to apply.

The policy applies to the following persons (each a “Related Person” and, collectively, “Related Persons”):

•	Each director or executive officer of the Company;

•	Any nominee for election as a director of the Company;

•	Any security holder who is known to the Company to own of record or beneficially more than five percent of any class of the Company’s voting securities; and

•	Any immediate family member of any of the foregoing persons.

A transaction participated in by the Company with a company or other entity that employs a Related Person or is controlled by a Related Person, or in which a Related Person has an ownership of financial interest material to such Related Person, shall be considered a transaction with a Related Person for purposes of the policy. For purposes of the policy, “related person transaction” means a transaction or arrangement or series of transactions or arrangements in which the Company participates (whether or not the Company is a party) and a Related Person has a direct or indirect interest material to such Related Person. A transaction in which a subsidiary or any other company controlled by the Company participates shall be considered a transaction in which the Company participates.

Except as otherwise provided in the policy, including any delegation of review and approval authority, (i) any director, director nominee or executive officer who intends to enter into a related person transaction shall disclose the intention and all material facts with respect to the transaction to the Audit Committee of the Board and (ii) any officer or employee of the Company who intends to cause the Company to enter into any related person transaction shall disclose that intention and all material facts with respect to the transaction to his or her superior, who shall be responsible for seeing that such information is reported to the Audit Committee. If a member of the Audit Committee has an interest in a related person transaction and, after such Audit Committee member excusing himself or herself from consideration of the transaction there would be fewer than two members of the Audit Committee available to review the transaction who do approve the transaction, the transaction shall be reviewed by an ad hoc committee of at least two independent directors designated by the Board (which shall be considered the “Audit Committee” for this purpose.

The Audit Committee will review all related person transactions and approve such transactions in advance of such transaction being given effect. At the discretion of the Audit Committee, consideration of a related person transaction may be submitted to the Board. All related person transactions shall be publicly disclosed to the extent and in the manner required by applicable legal requirements and listing standards. The Audit Committee may determine that public disclosure shall be made even where it is not so required, if the Audit Committee considers such disclosure to be in the best interests of the Company and its stockholders.

On December 12, 2007, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Tontine Capital Partners, L.P. (“Tontine”). Tontine, together with its affiliates, owns approximately 58.1% of the Company’s outstanding Common Stock. At that time Mr. Lash was a, member of Tontine Associates, LLC, an affiliate of Tontine, and Mr. Lindstrom is now and both are members of the Company’s Board of Directors. Pursuant to the Note Purchase Agreement, the Company agreed to sell Tontine $25 million aggregate principal amount of its 11% Senior Subordinated Notes due 2013 (the “Note”). The Note Purchase Agreement contains customary representations and warranties of the parties and indemnification provisions whereby the Company agreed to indemnify Tontine against certain liabilities. The closing of the sale of the Note occurred on December 12, 2007. The Note was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and was sold to Tontine on a private placement basis in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Company issued the Note, which bears interest at 11% per annum on the principal amount from December 12, 2007, payable quarterly in arrears in cash or in kind on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 2007. The Note will mature on May 15, 2013. The Note is an unsecured obligation of the Company and ranks junior to all senior obligations of the Company, including its obligations under the Loan and Security Agreement, dated May 12, 2006, as amended, with Bank of America, N.A. as collateral and administrative agent, and the lenders party thereto. In approving this transaction the Board took into account Mr. Lash’s relationship with Tontine and believed that the transaction was in the best interests of the Company and its stockholders. As of December 30, 2010, the

Company has paid $15 million of the principal on the Note and an aggregate of $6,615,299 in interest payments on the Note and $10 million remained outstanding under the Note.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Financial Expert

The Board has determined that all members of the Audit Committee are financially literate and meet the independence requirements of the SEC and NASDAQ. The Board has also determined that Mr. Beynon qualifies as the “audit committee financial expert” as defined by SEC rules.

Establishment of Policies and Procedures

The Audit Committee has overseen the establishment of a number of policies and procedures which are intended to facilitate the reporting and disclosure of improper activities as well as to clearly define the use of the Company’s independent auditors for non-audit purposes.

•	The Company maintains the Ethics Line, which allows employees to report, on an anonymous basis, occurrences of financial abuse, fraud, theft or discrimination. Complaints are forwarded to the Senior Vice President & General Counsel who, in turn, informs the Audit Committee.

•	The Company has established a Code of Ethics for Financial Executives, a copy of which may be found on the Company’s website, at http://www.ies-co.com. A copy of the Code is also available in print to any stockholder who requests it by contacting William L. Fiedler, Senior Vice President, General Counsel, and Corporate Secretary, Integrated Electrical Services, Inc. 1800 West Loop South, Suite 500, Houston, TX 77027. The Code of Ethics applies to the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer and reflects the Company’s commitment to the highest standards of personal and professional integrity.

•	The Audit Committee has established a policy requiring pre-approval by the Audit Committee of all but de minimus use of the independent auditors for non-audit services, with the exception of the following (each of which the Audit Committee has pre-approved):

—	consultation on routine matters (if necessary) in the amount of $50,000, registration statement (if necessary) in the amount of $50,000, tax matters (if necessary) in the amount of $50,000 and EY/online in the amount of $3,500, provided, however, the Audit Committee must be promptly informed of any of the above uses of the independent auditor.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended September 30, 2010

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2010 with Company management. The Audit Committee has discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC. The Audit Committee has also named Ernst & Young LLP to serve as the Company’s independent auditors for fiscal year 2011, subject to stockholder ratification.

Members of the Audit Committee

Charles H. Beynon (Chairman)
Michael J. Hall
John E. Welsh III

AUDIT FEES

Ernst & Young LLP billed the Company fees as set forth in the table below for (i) the audit of the Company’s 2009 and 2010 annual financial statements, reviews of quarterly financial statements and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, (ii) assurance and other services reasonably related to the audit or review of the Company’s 2009 and 2010 financial statements, (iii) services related to tax compliance, tax advice and tax planning for fiscal years 2009 and 2010, and (iv) all other products and services it provided during fiscal years 2009 and 2010.

	Fiscal Year	Fiscal Year
	2009	2010

Audit	$1,595,286	$1,110,000
Audit Related	85,000	95,000
Tax Fees	27,500	38,700
All Other Fees	2,100	-0-

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Role of the Compensation Committee

The Human Resources and Compensation Committee (referred to in this section as the “Committee”) of the Board of Directors, which is comprised entirely of independent directors, is responsible for ensuring that the Company’s executive compensation policies and programs are competitive within the markets in which the Company competes for talent and reflect the long-term investment interests of our stockholders. The Committee reviews and approves the compensation levels and benefits programs for Named Executive Officers (“NEO’s”).

The Committee has retained Meridian Compensation Partners, L.L.C., an independent compensation consultant, which reports directly to the Committee. The compensation consultant advises the Committee on current and future trends and issues in executive compensation and consults on the competitiveness of the compensation structure and levels of the NEO’s. The NEO’s are the executives who appear in the compensation tables of this Proxy Statement.

The NEO’s in this Proxy Statement are:

•	Michael J. Caliel, President and Chief Executive Officer

•	Terry L. Freeman, Senior Vice President and Chief Financial Officer

•	Richard A. Nix, Group Vice President

•	William L. Fiedler, Senior Vice President and General Counsel

•	Robert B. Callahan, Former Senior Vice President Human Resources

•	Raymond K. Guba, Former Executive Vice President, Chief Financial and Administrative Officer

The Company’s Human Resources Department staff and Chief Executive Officer provide additional analysis and counsel as requested by the Committee. You can learn more about the Committee’s purpose, responsibilities, and structure by reading the Committee’s charter, which can be found in the Corporate Governance section of the Company’s website at http://www.ies-co.com.

The following is a more detailed discussion of the results of the actions taken by the Committee in fiscal year 2010 and first quarter of fiscal year 2011 and the reasons for such actions.

Compensation Objectives

All of the Company’s compensation and benefits for the NEO’s, as described below, are focused on the primary objectives of attracting, retaining and motivating the highly talented individuals who will engage in the behaviors necessary to enable the Company to succeed while upholding the Company’s values in a highly competitive marketplace. In order to best achieve these objectives, the compensation program, which is comprised of salary, benefits, and incentive opportunity is designed to:

•	Be competitive. The program design and levels are set considering the practices of similar companies with which the Company competes for talent.

•	Drive results. The program emphasizes variable, at-risk incentive award opportunities, which are payable only if specified goals are achieved. The largest part of the incentive award for NEO’s is focused on long-term performance. The Company provides both annual and long-term incentive award opportunities, which depend on Company performance. These at-risk incentives traditionally represent approximately 65%-75% of the NEO’s’ targeted total direct compensation, with base salary representing the remaining 25-35%.

•	Reward individual performance. Salary, annual awards and long-term incentive awards are based on an individual’s job level and performance against specified financial, operational, strategic and safety goals (as appropriate to the individual’s position). The Committee also considers Company performance, the desired pay relationships among executive employees and market practices.

•	Emphasize stock ownership. Long-term incentive awards are delivered as equity and/or cash awards to senior executives. The Board of Directors has established guidelines covering Company Common Stock ownership by NEO’s to encourage managing from a stockholder’s perspective. The NEO’s are expected to own Company Common Stock with a value equal to between two to three times their annual base salary. For additional information, please see “Executive Stock Ownership Guidelines” below.

The Committee believes these principles will reward and incentivize management to deliver increasing stockholder value over time, while helping the Company attract and retain top executive talent.

Market Benchmarking

The Company benchmarks its executive compensation programs against those of a group of companies with which the Company competes for executive talent (the “Survey Group”). The Survey Group, which was revised in 2010, consists of thirteen “Industry Peer Group” and “General Industry” companies. They were selected from the electrical contracting services industry as well as other cyclical industries, as the Company competes across industries for executive talent. The companies comprising the Survey Group are:

•	Comfort Systems U.S.A., Inc.

•	Dycom Industries, Inc.

•	MasTec, Inc.

•	Pike Electric Corporation

•	Furmanite Corp.

•	Englobal Corp.

•	Matrix Service Company

•	Team, Inc.

•	Insituform Technologies

•	Powell Industries

•	Myr Group

•	Primoris Services Corp.

•	Willbros Group, Inc.

The Committee targets total compensation for each executive officer at the median compensation levels of the Survey Group for similar jobs giving due consideration to individual elements. An individual executive’s base salary, annual incentive and long-term incentives are established after considering the following factors:

•	The Company’s performance against financial measures, including earnings before interest and taxes, total stockholder return, economic profit, cash flow management, operating income, cost management discipline and safety performance.

•	The Company’s performance relative to goals approved by the Committee.

•	Individual performance versus personal performance goals and contributions to Company performance.

•	Total compensation targets for specific job positions set at the median of the Survey Group.

•	Business climate, economic conditions and other factors.

The CEO develops pay recommendations for Company executive officers, including the NEO’s, other than the CEO, based on the Survey Group data, the Company’s performance relative to goals approved by the Committee, individual performance versus personal goals, individual contributions to the Company’s performance and market conditions. The CEO receives assistance with compensation analysis from the Company’s Human Resources Department as well as the compensation consultant.

The Committee reviews and approves all compensation elements for the executive officers and sets the compensation of the CEO, after receiving advice from the compensation consultant, if appropriate. The compensation consultant provides advice to the Committee after reviewing the Survey Group data, compensation levels and general trends in executive compensation. The Committee also has discretionary authority to increase or decrease recommended compensation for the CEO.

In addition to benchmarking compensation levels, the Committee also reviews tally sheets for the NEO’s, modeling all aspects of compensation (base salary, annual incentive awards, long-term incentives, benefits and perquisites), which are utilized as the targeted overall compensation level.

The Company has not previously been required, pursuant to Section 14A of the Exchange Act, to seek a non-binding advisory vote of stockholders to approve the compensation awarded to the Company’s NEO’s. As such, the Committee has not previously considered stockholder input in setting compensation policies and making compensation decisions.

Compensation Elements

Presented below are the key characteristics of the primary elements of the NEO’s compensation.

Compensation Element	Key Characteristics

Base Pay (Fixed)	• Fixed component of pay based on an individual’s skills, responsibilities, experience and performance.
• NEO’s, as well as all other salaried employees, are eligible for annual increases based on performance and/or changes in job responsibilities.
Annual Incentive Award (Variable “at-risk”)	• Variable cash component of pay.
• Reward for achieving specified financial, operational, strategic, safety and individual goals.
Long-term Incentives (Variable “at-risk”)	• Variable equity component of pay.
• Reward for long-term stockholder value creation.
• The value realized by the awardee is based in part on achievement of multi-year performance against pre-determined financial performance criteria set by the Committee.
• Retention of the individual.
Executive Benefits & Perquisites	• NEO’s are eligible to participate in certain programs that are part of our broad-based total compensation program. For additional information, please see “Perquisites” below.
Other Benefits (Health and welfare)	• NEO’s are eligible to participate in benefits programs that are available to substantially all salaried employees which provide for basic life, disability and health insurance needs.

All compensation elements are cash-based, except for long-term incentives which are partly or solely equity-based (and have a value which is at least partly related to the price of the Company’s Common Stock) and other benefits.

Risk Analysis

The Committee, with the assistance of the Human Resources Department and the compensation consultant, when appropriate, analyzes risk in compensation. While the Committee does not believe that our current compensation structure encourages or promotes undue risk, during fiscal year 2010, the Committee identified the following factors, which led the Committee to focus its attention on balancing the need to retain and incentivize our employees with the risk of encouraging behavior that focuses too closely on immediate results to the detriment of the Company’s long-term growth and stability:

•	As a result of the economic downturn, expense has been, as a matter of necessity, closely monitored by the Company and reduced wherever possible. This focus on expense reduction has led to constraints on the use of non-self-funding programs, such as long term incentives, as a means of compensating our employees. Additionally, our suppressed stock price has added constraint on our ability to compensate our employees with equity grants, as the large amount of under-valued equity necessary to support such grants could become excessively dilutive to our existing shareholders.

•	Competition for superior talent has also increased during the economic downturn, while the compensation tools necessary to obtain and retain such talent are at the same time constrained as a result of our need to decrease expenses.

•	As a result of the sluggish construction market, traditional incentive plan design, both short-term and long-term, has proven to be a less successful means of incentivizing employees, since the goals set at the outset of the period are based on future growth expectations that have later failed to materialize.

After considering the impact of the factors discussed above, the Committee sought to revise certain elements of our compensation structure in order to balance the Company’s need to retain and incentivize talent with the risk of encouraging behavior that focuses too closely on immediate results to the detriment of long-term growth and stability. The Committee has sought to balance these considerations and minimize potential risks related to compensation in the following ways:

•	Making a grant of cliff vesting restricted Common Stock to a select group of senior management, which is designed to focus on executive retention.

•	Shifting to restrained and targeted salary increases, rather than across the board merit-based increases, to encourage and reward superior performance.

•	Setting annual performance and bonus targets for operating management that are measured and partially paid on a quarterly basis, withholding a significant portion of such bonus amounts for payment in subsequent quarters. If applicable targets are not achieved in subsequent quarters, the bonus amounts withheld from prior quarters will be subject to offset. Performance targets are established on a business unit basis to measure the performance of local operating management against factors more directly under their control. Safety and regulatory compliance are factored into the calculation of bonus amounts. This bonus structure is intended to provide operating management with immediate incentive for superior performance, while simultaneously promoting employee retention.

Compensation Actions Taken by the Committee based on Fiscal Year 2010 Results

After careful consideration of the Company’s results in fiscal year 2010, and in light of the current challenging economic conditions, the Committee took the following compensation actions during the first quarter of fiscal year 2011:

•	Base Salary — Executive management recommended, and the Board agreed, that there would be no merit increases for the CEO and other NEO’s based on fiscal year 2010 results.

•	Annual Incentive Cash Award — Executive management recommended, and the Board agreed, that there would be no annual discretionary awards for the CEO and other NEO’s based on fiscal year 2010 results.

Base Pay

The Committee evaluates the CEO’s performance annually in light of established corporate and personal goals and objectives. NEO salary levels and adjustments are recommended by the CEO and reviewed and approved by the Committee. Changes in base salary for the CEO and the NEO’s are based on responsibility, the external market for similar jobs, the individual’s current salary compared to the market and success in achieving business results.

Annual Incentive Awards

Fiscal Year 2010 Annual Incentive Award

Under the Management Incentive Plan, annual incentive awards for NEO’s are based on performance results for the fiscal year. The Management Incentive Plan provides for an incentive compensation pool for certain key employees and officers of the Company. Individual award opportunities vary by job level and are based on the competitive annual bonus practices of the Survey Group. Actual incentive award payouts are determined following completion of the fiscal year based on the level of achievement of the Company’s performance criteria.

Final awards were subject to discretionary adjustment downward or upward based upon individual performance considerations in amounts not to exceed 25 percent of the award. The performance review is based upon the attainment of individual goals and objectives established at the commencement of the fiscal year. The CEO establishes individual goals for the other NEO’s subject to review and ratification by the Committee. The Committee has the sole discretion to increase or decrease the annual incentive award made to the CEO.

For fiscal year 2010, the annual incentive opportunity of each of Messrs. Caliel, Freeman, Fiedler, Nix and Callahan was based on the achievement of a prescribed level of Company consolidated operating income. Pursuant to the Annual Management Incentive Plan, the minimum threshold of $18 million in consolidated operating income must have been achieved in order for any incentive award to be earned.

Messrs. Caliel, Freeman, Fiedler, Nix and Callahan were eligible to receive annual incentive awards based on the Company achieving correlating levels of consolidated annual operating income, as set forth below. Incentive awards are adjusted ratably for operating income amounts between levels.

	Fiscal Year 2010 Consolidated Operating Income(1)
Executive	< $18.0 MM	$18.0 MM	$20.0 MM	$35.0 MM	> $35.0 MM

Michael J. Caliel	$-0-	$305,000	$610,000	$1,220,000	$1,220,000
Terry L. Freeman	$-0-	$66,522	$133,048	$266,096	$266,096
William L. Fiedler	$-0-	$66,250	$132,500	$265,000	$265,000
Richard A. Nix	$-0-	$175,000	$350,000	$700,000	$700,000
Robert B. Callahan	$-0-	$57,500	$115,000	$230,000	$230,000

(1)	Net of incentives paid to all participants

During fiscal year 2010, the Company realized an annual operating loss of $29.0 million. Therefore, no annual incentive award payments were made to Messrs. Caliel, Fiedler, Nix or Callahan under the Annual Management Incentive Plan.

Pursuant to Mr. Freeman’s employment agreement, in fiscal year 2010, Mr. Freeman received a grant of 12,886 shares of Restricted Stock, which equaled approximately $75,000 in value based on the closing price of the Company’s Common Stock on March 29, 2010 of $5.62. Mr. Guba terminated his employment with the Company on April 16, 2010 and, therefore, was not eligible for an annual incentive award.

Fiscal Year 2011 Annual Incentive Award

On December 16, 2010, the Committee approved the Annual Incentive Plan for fiscal year 2011 (the “2011 Plan”). As with the fiscal year 2010 Annual Incentive Award, the 2011 Plan provides for an incentive compensation pool for certain key employees and officers of the Company, based on specified performance criteria. For fiscal year 2011, the awards are again based on achievement of prescribed levels of the Company’s consolidated annual operating income. Pursuant to the 2011 Plan, Messrs. Caliel, Freeman, Nix and Fiedler are eligible to receive the amounts set forth below if the corresponding levels of consolidated operating income are achieved for fiscal year 2011. Incentive awards are adjusted ratably for operating income amounts between operating income levels above $4.5 million.

	Fiscal Year 2011 Consolidated Operating Income(1)
Executive(2)	< $1.0 MM	$1.0 MM	$4.5 MM	$5.6 MM	$11.2 MM	> $11.2 MM

Michael J. Caliel	$-0-	$152,500	$305,000	$610,000	$1,220,000	$1,220,000
Terry L. Freeman	$-0-	$65,625	$131,250	$262,500	$525,000	$525,000
Richard A. Nix	$-0-	$87,500	$175,000	$350,000	$700,000	$700,000
William L. Fiedler	$-0-	$33,125	$66,250	$132,500	$265,000	$265,000

(1)	Net of incentives paid to all participants.

(2)	Mr. Callahan terminated his employment on November 15, 2010.

At the Committee’s discretion, the final awards are subject to adjustment downward or upward in amounts not to exceed 50 percent of the award based upon the individual’s performance considerations. The performance review of Mr. Caliel is based upon the attainment of individual goals and objectives established for Mr. Caliel as discussed below. The other NEO’s will be reviewed based upon their performance in assisting Mr. Caliel in his efforts. The Committee has the sole discretion to increase or decrease the annual incentive award made to the CEO. The Committee has the right, in its sole discretion, to reduce or eliminate the amount otherwise payable based upon individual performance or any other factors the Committee deems appropriate.

Fiscal Year 2011 Goals and Objectives

On December 16, 2010, the CEO recommended, and the Committee approved, the following goals and objectives to be used by the Committee when (i) determining the discretionary element of the fiscal year 2011 annual incentive awards discussed above and (ii) setting annual base salaries for fiscal 2012. These goals and objectives were established based on four primary factors:

•	Financial Performance.

—	Financial performance measures based on consolidated annual operating income and earnings per share.

—	Financial incentives for Messrs. Caliel, Freeman, Fiedler and Nix and other corporate executive management are tied to the Company’s consolidated performance. Incentives for other executive officers, managers and operating division personnel are tied to both their respective operating company and/or organizational unit results.

—	Strengthen the Company’s balance sheet.

•	Safety Performance.

—	Safety performance targets are based on the Company’s Total Recordable Incident Rate (TRIR) for the fiscal year.

•	The safety performance targets for Messrs. Caliel, Freeman, Fiedler and Nix and other corporate executive management are tied to the Company’s consolidated TRIR. Safety performance targets for other executive officers, managers and operating division personnel are tied to the TRIR of both their respective operating company and organizational unit.

—	Maintain and enhance the Company’s safety culture.

•	Strategy and Growth Execution.

—	Strategy and growth execution will be measured against how well the Company positioned itself for growth and diversification, including the following:

•	Returning the Company to profitability

•	New market and segment growth

•	Business development/backlog growth

•	Improved operational controls, project execution and cost optimization

•	Monetizing non-strategic assets

•	Business/Personal Objectives.

—	Other performance criteria in the form of personal objectives were established for each executive officer in line with the Company’s fiscal year 2011 plan, including the following:

•	Setting the tone at the top for achieving highest level of ethical conduct

•	Improved financial control environment

•	Leadership/successor development

Long-Term Incentives

On November 12, 2007, a Long-Term Incentive Plan (“LTIP”) was established for certain Company officers and the officers of certain of its subsidiaries to foster and promote the long term financial success of the Company and increase stockholder value by (a) strengthening the Company’s ability to develop, maintain and retain effective senior management; (b) motivating superior performance by means of long term performance related incentives linked to business performance; (c) encouraging and providing for ownership interests in the Company by its senior management; (d) attracting and retaining qualified senior management personnel by providing incentive compensation opportunities competitive with comparable companies; and (e) enabling senior management to participate in the long term financial growth and financial success of the Company. The first performance period under the LTIP commenced on October 1, 2007 and ended on September 30, 2009. The second performance period commenced on October 1, 2008 and ended on September 30, 2010. To the extent that new awards are granted under the LTIP, new performance periods will commence on October 1st of each applicable fiscal year. The Committee may, in its sole discretion, establish the duration of any future performance period, provided such period may not be less than one year.

To the extent that new awards are granted under the LTIP, the Committee will establish in writing the performance goals for the next performance period, which may include any of the following performance criteria (either alone or in any combination) as the Committee may determine: return on net assets, sales, net asset turnover, cash flow, cash flow from operations, operating profit, net operating profit, income from operations, operating margin, net income margin, net income, return on total assets, return on gross assets, return on total capital, earnings per share, working capital turnover, economic value added, stockholder value added, enterprise value, receivables growth, earnings to fixed charges ratios, safety performance, customer satisfaction, customer service, or developing and/or implementing action plans or strategies. The foregoing criteria shall have any reasonable definitions that the Committee may specify at the time such criteria are adopted. Any such performance criterion or combination of such criteria may apply to a participant’s award opportunity in its entirety, or to any designated portion or portions of the award opportunity, as the Committee may specify.

Each executive that participates in the LTIP is entitled to an award each year in which a grant is made based on a percentage of his or her annualized base salary in effect on the first day of the performance period. Up to one half of the award is payable as a retention component in the form of restricted Common Stock, which cliff vests three years from the grant date. The remaining one-half of the award is in the form of phantom stock units or a cash bonus which vesting is based on the achievement of a predetermined performance goal(s) over a prescribed performance period. Upon vesting, phantom stock units are convertible into restricted Common Stock or the right to receive cash, as determined by the Committee at the time of grant. Restricted Common Stock issued on conversion of phantom stock units vests one year following the end of the performance period. Cash remitted on conversion of phantom stock units is payable to the participants one year following the end of the performance period. All shares of restricted Common Stock and phantom stock units granted hereunder are pursuant to the Company’s 2006 Equity Incentive Plan, as amended and restated (the “2006 Equity Plan”). Upon vesting and delivery of restricted Common Stock or cash, the awardees are taxed at applicable income tax rates and the Company receives a corresponding tax deduction. LTIP awards have not been granted in fiscal year 2010.

The 2009 LTIP Grant

On December 10, 2008, the Committee granted Messrs. Caliel, Guba, Nix and Callahan 40,800, 22,500, 14,400 and 11,300 shares of restricted Common Stock, respectively, as the retention component of that years’ award, which vest on September 30, 2011. The number of shares granted to Messrs. Caliel, Guba, Nix and Callahan were determined by dividing the average closing price of the Company’s Common Stock over the 20 trading days from October 15, 2008 to November 10, 2008, inclusive, into 87.5 percent, 75 percent, 62.5 percent and 50 percent of the participants’ annualized base salary, respectively, rounded up to the nearest 100 shares. In lieu of the granting of phantom stock units, the Committee authorized a cash bonus in the amounts described below, dependent upon the achievement of correlating earnings per shares amounts over the time period from October 1, 2008 through September 30, 2010. Cash bonus awards are adjusted ratably for earnings per share amounts between levels. The calculation of the potential cash bonus awards was based upon the same percentages of annualized base salary as set forth above. The cash bonus would have been payable, to the extent earned, on September 30, 2011.

	Fiscal Year 2009-2010 Aggregate Earnings Per Share (EPS)
Executive	< $1.32	$1.32	$1.76	$2.46	> $2.46

Michael J. Caliel	$0.00	$247,857	$495,714	$991,428	$991,428
Raymond K. Guba	$0.00	$136,838	$273,675	$547,350	$547,350
Richard A. Nix	$0.00	$87,376	$174,752	$349,504	$349,504
Robert B. Callahan	$0.00	$68,740	$137,479	$274,958	$274,958

Since the Company failed to meet the minimum earnings per share of $1.32 over the two year period, the cash awards were cancelled.

The 2010 Retention Grant

For fiscal year 2010, the Committee determined that in keeping with the Company’s ongoing cost reduction efforts, grants of time vested restricted Common Stock and performance based performance units payable either in cash or Common Stock in amounts based upon percentages of annual base salary and utilizing the then current trading price of the Company’s Common Stock was not appropriate. However, the Committee also recognized the importance of retaining senior management and key personnel and, with the assistance of Meridian Compensation Partners LLC, the Committee made grants of restricted Common Stock under the 2006 Equity Incentive Plan to certain senior management and other key personnel. The basis of the grant awards and the selection of participants were to:

•	enhance retention

•	increase stock ownership by senior management and key personnel

•	focus on incentivizing the executives and other key personnel who are critical to leading the Company through this challenging business and operating environment.

The Committee believes this approach is aligned with other elements of compensation and with both short-term and long-term Company performance. This approach also minimizes equity dilution and facilitates retention. The grants vest in full on the second anniversary of the grant date. While the structure of awards is consistent with historical practice in that they are generally tied to the participants’ base compensation, the Committee realizes that due to the currently suppressed price of the Company’s Common Stock the grant values of the awards as well as the status of prior LTIP awards continue to place individuals below optimum pay levels.

On September 28, 2010, the Committee made grants of restricted Common Stock to Messrs. Caliel, Freeman, Nix, Fiedler and Callahan of 57,400, 23,500, 20,000, 14,200 and 12,000 shares, respectively, as well as 81,500 shares to an additional 17 individuals. These shares will vest in full on September 28, 2012.

The 2011 LTIP Grant

On December 16, 2010, the Committee made grants of restricted Common Stock to Messrs. Caliel, Freeman, Nix and Fiedler of 25,000, 12,000, 12,000 and 10,000 shares, respectively, as well as 141,000 shares to an additional 20 individuals. These shares vest as to the first one-third on December 16, 2011, as to the second one-third on December 16, 2012 and as to the last one-third on December 16, 2013. For reasons similar to the 2010 Retention Grant discussed above concerning the ongoing cost reduction efforts, grants of time based restricted Common Stock were used based upon percentages of annual base salary, reduced to recognize the current depressed trading price of our stock. The amounts granted to the NEO’s were further reduced in order to make shares available to additional key employees, resulting in a total grant amount that was less dilutive than would have otherwise have been the case.

Compensation and Awards made by the Compensation Committee

Set forth below is information regarding compensation earned by or paid or awarded to the following NEO’s during the year ended September 30, 2010: (i) Michael J. Caliel, who is our President and Chief Executive Officer;

(ii) Terry L. Freeman, who is our Senior Vice President and Chief Financial Officer; (iii) Richard A. Nix, who is our Group Vice President for IES Residential; (iv) William L. Fiedler, who is our Senior Vice President, General Counsel and Corporate Secretary; (v) Robert B. Callahan, who, until his termination of employment on November 15, 2010, was our Senior Vice President-Human Resources and (vi) Raymond K. Guba, who, during part of fiscal year 2010, was our Executive Vice President, Chief Financial and Administrative Officer. Information relating to Long-Term Incentives is described above under “Long-Term Incentives” above.

Chief Executive Officer

Michael J. Caliel is the Company’s President and Chief Executive Officer. During fiscal year 2010, Mr. Caliel’s base annual salary was $610,000. In light of the Company’s ongoing overall cost reduction program, Mr. Caliel did not receive a salary increase for calendar year 2010. As set forth above, the Company did not reach the minimum level of operating income required to earn an annual incentive award for fiscal year 2010. Therefore, Mr. Caliel did not receive an annual incentive award for fiscal year 2010. On September 28, 2010, Mr. Caliel received a grant of 57,400 shares of restricted Common Stock, which will vest on September 28, 2012 and on December 16, 2010, Mr. Caliel received a grant of 25,000 shares of restricted Common Stock, which will vest in thirds on the first, second and third anniversaries of the grant date, both such grants under the 2006 Equity Incentive Plan.

Senior Vice President and Chief Financial Officer

Terry L. Freeman has served as the Company’s Senior Vice President and Chief Financial Officer since March 29, 2010. Pursuant to his employment agreement, Mr. Freeman’s annual base salary is $350,000. In addition, he received a signing bonus of $50,000 and a grant of 12,886 shares of restricted Common Stock under the Company’s 2006 Equity Incentive Plan. These shares, which vested on December 15, 2010, represented a guaranteed bonus for fiscal year 2010. Pursuant to Mr. Freeman’s employment agreement, in the event that he earned an annual bonus or any other bonus in fiscal year 2010 in excess of $75,000, such excess was to be paid in cash. However, because the Company did not reach the minimum level of operating income required to earn an annual incentive award for fiscal year 2010, no additional cash bonus was paid. On September 28, 2010, Mr. Freeman received a grant of 23,500 shares of restricted Common Stock, which will vest on September 28, 2012 and on December 16, 2010, he received a grant of 12,000 shares of restricted Common Stock, which will vest in thirds on the first, second and third anniversaries of the grant date, both such grants under the 2006 Equity Incentive Plan.

Senior Vice President, General Counsel and Corporate Secretary

William L. Fiedler has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since March 3, 2009. During fiscal year 2010 his annual base salary was $265,000. Mr. Fiedler did not receive a salary increase for calendar year 2010. As set forth above, the Company did not reach the minimum level of operating income required to earn an annual incentive award for fiscal year 2010. Therefore, Mr. Fiedler did not receive an annual incentive award for fiscal year 2010. On September 28, 2010, Mr. Fiedler received a grant of 14,200 shares of restricted Common Stock, which will vest on September 28, 2012 and on December 16, 2010, Mr. Fiedler received a grant of 10,000 shares of restricted Common Stock, which will vest in thirds on the first, second and third anniversaries of the grant date, both such grants under the 2006 Equity Incentive Plan.

Group Vice President — IES Residential

Richard A. Nix is the Company’s Group Vice President — IES Residential. Effective January 1, 2009, Mr. Nix’s annual base salary was increased from $350,000 to $365,000. For fiscal year 2010, Mr. Nix voluntarily reduced his annual base salary to $350,000. On December 8, 2009, the Committee approved an annual incentive award of $220,310 for Mr. Nix for his performance and the performance of the IES Residential group during fiscal year 2009, which was paid in fiscal year 2010. As set forth above, the Company did not reach the minimum level of operating income required to earn an annual incentive award for fiscal year 2010. Therefore, Mr. Nix did not receive an annual incentive award for fiscal year 2010. On September 28, 2010, Mr. Nix received a grant of 20,000 shares of restricted Common Stock, which will vest on September 28, 2012 and on December 16, 2010, Mr. Nix received a grant of 12,000 shares of restricted Common Stock, which will vest in thirds on the first, second and third anniversaries of the grant date, both such grants under the 2006 Equity Incentive Plan.

Former Senior Vice President — Human Resources

Robert B. Callahan served as the Company’s Senior Vice President — Human Resources until he terminated his employment on November 15, 2010. During fiscal year 2010, Mr. Callahan’s base annual salary was $230,000. He did not receive a salary increase for calendar year 2010. As set forth above, the Company did not reach the minimum level of operating income required to earn an annual incentive award for fiscal year 2010. Therefore, Mr. Callahan did not receive an annual incentive award for fiscal year 2010. On September 28, 2010, Mr. Callahan received a grant of 12,000 shares of restricted Common Stock under the 2006 Equity Incentive Plan, which was scheduled to vest on September 28, 2012. However, due to his termination from employment, the grant was forfeited, effective November 15, 2010.

Former Chief Financial Officer

Raymond K. Guba served as the Company’s Executive Vice President, Chief Financial and Administrative Officer until April 16, 2010. His annualized base salary for fiscal year 2010 was $395,000. Mr. Guba did not receive a salary increase for calendar year 2010. On April 16, 2010, Mr. Guba’s employment with the Company terminated and he received payments pursuant to the terms of his employment agreement. For additional information, please see “Severance and Employment Agreement” below.

401(k) and Deferred Compensation Plan

The Company provides all employees the opportunity to participate in a 401(k) plan. Under the Integrated Electrical Services, Inc. Retirement Savings Plan (the “401(k) Plan”), the Company has historically matched 50% of the first 5% that an employee contributes to the 401(k) Plan on a pre-tax basis. However, in order for the 401(k) Plan to comply with nondiscrimination requirements of Section 401(k) of the Internal Revenue Code, beginning in 2008, highly compensated employees (HCEs) became subject to a maximum contribution limit of 4% of their base annual earnings. On February 15, 2009 the Company suspended the employer matching contribution to the 401(k) Plan as part of its cost cutting initiatives.

In order to further assist NEO’s and certain other HCEs in saving for retirement, the Company also provides an elective Deferred Compensation Plan. The Deferred Compensation Plan allows participants to voluntarily defer the receipt of salary (maximum deferral of 75%) and earned annual incentive awards (maximum deferral of 75%).

In October 2007, the Committee amended the Deferred Compensation Plan to provide a Company matching component effective for deferrals made beginning January 1, 2008 for selected employees, which includes the NEO’s. Each participant who elects to make deferrals of eligible compensation to the Deferred Compensation Plan was eligible to receive a matching contribution equal to 25% of the first 10% of a participant’s annual base salary deferrals into the Deferred Compensation Plan. Effective February 15, 2009, the Company instituted a suspension of the employer matching contribution to the IES Deferred Compensation Plan as part of its cost cutting initiatives.

Details about NEO participation in the Deferred Compensation Plan and accumulated balances are presented under “Nonqualified Deferred Compensation” below. The NEO’s’ accumulated balances disclosed under “Nonqualified Deferred Compensation” represent voluntary deferrals of earned compensation, not matching contributions by the Company.

Other Benefits

The NEO’s, along with certain other executives, are provided with a limited number of perquisites and additional benefits that are part of the Company’s broad-based total compensation program. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees.

During fiscal year 2010, the Company provided the following perquisites to the NEO’s, all of which are quantified in the “Summary Compensation Table” and “All Other Compensation” table on pages 27 and 28 respectively.

•	Monthly auto allowance of $1,500 subject to normal payroll taxes.

•	Executive physical examination. The Company believes it benefits from this perquisite by encouraging its executive officers to protect their health.

•	Supplemental Executive Disability coverage for base salary earnings in excess of the $200,000 limit provided under the Company’s short and long term disability plans.

•	Company match under the Company’s non-qualified Deferred Compensation Plan. The Deferred Compensation Plan provides a 25 percent match on the first 10 percent of a participant’s annual base salary deferrals, which vests following three years of service with the Company. As noted above, the Company instituted a suspension of the Company’s matching contribution to the Deferred Compensation Plan on February 15, 2009. No matching contribution was made to executives for fiscal year 2010.

•	Supplemental term life insurance equal to five times annual base salary for NEO’s and three times annual base salary for certain other senior executives.

The Committee annually reviews the perquisites and additional benefits provided to executive officers as part of their overall review of executive compensation. The Committee has determined the perquisites to be within the appropriate range of competitive compensation practices. Details about the NEO’s perquisites, including the fiscal year 2010 cost to the Company, are shown in the “All Other Compensation” column of the “Summary Compensation Table” and in the accompanying narrative.

Executive Stock Ownership Guidelines

In October 2007, the Board of Directors, upon the Committee’s recommendation, adopted Stock Ownership Guidelines (the “Guidelines”) for NEO’s to ensure that they have a meaningful economic stake in the Company. The Guidelines are designed to satisfy an individual executive’s need for portfolio diversification, while maintaining management stock ownership at levels significant enough to assure our stockholders of management’s commitment to value creation.

The Committee will annually review each executive’s compensation and stock ownership levels for adherence to the Guidelines and to consider potential modifications of or exceptions to the Guidelines. The Guidelines currently recommend that the following executives have direct ownership of our Common Stock in at least the following amounts:

Officer Position	Multiple of Salary

Chief Executive Officer	3X
All Other NEO’s	2X

The Guidelines encourage each executive to comply with the Guidelines no later than five years after either the October 8, 2007 Board approval of the Guidelines or the date that the executive is appointed to a position subject to the Guidelines, whichever is later. Common Stock ownership by the NEO’s has not reached the levels recommended in the Guidelines.

For purposes of the Guidelines, stock ownership includes Common Stock beneficially owned (including Common Stock owned by immediate family members) and deferred stock not yet delivered. Performance share grants are not counted for purposes of the Guidelines.

TAX CONSIDERATIONS

Deductibility Cap on Executive Compensation

Under the U.S. federal income tax law, the Company cannot take a tax deduction for certain compensation paid in excess of $1 million to our executive officers. The Committee considers tax implications to the Company as one of many factors in its compensation decisions and attempts to structure compensation and awards to preserve tax deductibility. The Committee may choose, however, to provide compensation that may not be deductible if it believes such payments are necessary to achieve our compensation objectives and to protect stockholder interests.

Golden Parachute Taxes

Under certain circumstances, payments received by our executive officers as a result of a change in control may be subject to excise taxes and may not be fully deductible. The Committee considered the possible effects of these taxes in negotiating employment agreements with the executive officers. For additional information, please see “Severance and Employment Agreements” below.

Section 409A

During fiscal year 2010, the Committee continued to monitor the regulatory developments under Internal Revenue Code Section 409A, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes additional limitations on non-qualified deferred compensation plans in order to insure their full compliance with the Act prior to December 31, 2008, the expiration of the transition period. The Company believes all of its benefit plans substantially conform to the requirements of Section 409A.

PAYMENTS UPON A CHANGE IN CONTROL

For information concerning payments upon the termination of the NEO’s, including upon certain triggering events, please see “Severance and Employment Agreements” below.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Committee believes that the executive compensation and policies provide the necessary incentives to properly align executive performance and the interests of the stockholders.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Human Resources and Compensation Committee

John E. Welsh III, Chairman
Charles H. Beynon
Michael J. Hall
Joseph V. Lash

The following table displays the total compensation earned by the NEO’s in fiscal years 2008, 2009 and 2010. The amounts shown in the stock and option awards columns in the table below reflect the expense reported for grants made in fiscal year 2010 and for grants made in fiscal years 2009 and 2008, which have been previously reported.

2010 SUMMARY COMPENSATION TABLE

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)(2)	($)	($)	($)(3)	($)

Michael J. Caliel(4)	2010	610,000	0	201,474	0	0	41,775	853,249
President & Chief	2009	599,250	0	344,352	0	0	39,762	983,364
Executive Officer	2008	550,250	283,500	739,260	0	0	35,143	1,608,153
Raymond K. Guba(5)	2010	213,960	159,975	—	0	0	456,558	830,493
Senior Vice President &	2009	387,500	—	189,900	0	0	45,771	623,171
Chief Financial Officer	2008	361,250	136,875	443,556	0	0	43,162	984,843
Terry L Freeman(6)	2010	178,650	50,000	157,482	0	0	9,188	395,320
Senior Vice President &
Chief Financial Officer
Richard A. Nix(7)	2010	350,000	0	70,200	0		23,119	443,319
Group Vice President	2009	360,500	0	121,536	0	220,310	23,119	725,465
	2008	350,000	0	295,704	0	220,150	18,000	883,854
Robert B. Callahan(8)	2010	230,000	0	45,120	0	0	25,887	301,007
Senior Vice President,	2009	227,500	0	95,372	0	0	35,714	358,586
Human Resources	2008	215,000	44,000	211,788	0	0	21,864	492,652
William L. Fiedler(9)	2010	265,000	38,552	49,842	0	0	28,469	381,863
Senior Vice President & General Counsel	2009	154,208	38,552	0	0	0	0	192,760

(1)	This column represents the aggregate grant date fair value of awards of restricted Common Stock granted during the applicable fiscal years, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 12 to our audited financial statements for the fiscal year ended September 30, 2010 included in our Annual Report on Form 10-K filed with the SEC on December 14, 2010.

(2)	One-half of the stock awards for fiscal year 2008 reflect the aggregate grant date fair value of performance shares granted to the NEO’s in fiscal year 2008 (based on the probable outcome, per accounting guidelines, of the performance conditions as of the date of grant). The achievement of the highest level of performance conditions, with respect to the performance shares granted in fiscal year 2008, would increase grant date fair values to Messrs. Caliel, Guba, Nix and Callahan by $369,630, $221,778, $147,852 and $105,894, respectively. The Company failed to meet the performance goals established with respect to the performance shares, and as such, no shares were ultimately earned.

(3)	All “Other Compensation” for fiscal year 2010 is detailed in “All Other Compensation” Table below.

(4)	On September 28, 2010, Mr. Caliel received a stock award of 57,400 shares of restricted Common Stock, which vest 100% on September 28, 2012 (grant date fair value of $201,474).

(5)	Mr. Guba was not employed for the full year in fiscal 2010. His employment terminated without cause on April 16, 2010, and pursuant to the terms of his employment agreement, Mr. Guba was entitled to received, as severance, amounts equal to the following: one year base salary continuation ($395,000); pro-rata portion of his fiscal 2010 bonus ($159,975); continuation of his auto allowance for a period of 12 months ($18,000); and an amount equal to the applicable monthly COBRA premium under the Company’s group health plan for a period of 12 months ($13,506).

(6)	On March 29, 2010, pursuant to his employment agreement, Mr. Freeman received a signing bonus of $50,000 and 12,886 shares of restricted Common Stock, which vested 100% on December 15, 2010 (grant date fair value of $74,997). On September 28, 2010 Mr. Freeman received a stock award of 20,000 shares of restricted Common Stock, which vest 100% on September 28, 2012 (grant date fair value of $82,485).

(7)	On September 28, 2010, Mr. Nix received a stock award of 20,000 shares of restricted Common Stock, which vest 100% on September 28, 2012 (grant date fair value of $70,200).

(8)	On September 28, 2010, Mr. Callahan received a stock award of 12,000 shares of restricted Common Stock, which vest 100% on September 28, 2012 (grant date fair value of $41,120).

(9)	On September 28, 2010, Mr. Fiedler received a stock award of 14,200 shares of restricted Common Stock which vest 100% on September 28, 2012 (grant date fair value of $49,842).

ALL OTHER COMPENSATION

The table below details the compensation information found in the Summary Compensation Table under the “All Other Compensation” column.

			Supplemental			Deferred
		Supplemental	Executive	Executive	401(K)	Compensation
	Auto	Executive	Life	Wellness	Company	Company
	Allowance	Disability	Insurance	Physical	Match	Match	Other	Total
Name and Principal Position	($)	($)(1)	($)(1)	($)(1)	($)	($)	($)	($)

Michael J. Caliel	18,000	12,915	10,860	—	—	—	—	41,775
Raymond K. Guba	9,750	11,468	7,465	1,369	—	—	426,506 (2)	456,558
Terry L. Freeman	9,188	—	—	—	—	—	—	9,188
Richard A. Nix	18,000	5,119	—	—	—	—	—	23,119
Robert B. Callahan	18,000	5,163	1,151	1,573	—	—	—	25,887
William L. Fiedler	18,000	7,956	2,513	—	—	—	—	28,469

(1)	Amounts reflect value of premium payments plus tax gross-up.

(2)	Includes $195,482 paid to Mr. Guba during fiscal year 2010 following his termination of employment and $231,024 payable to Mr. Guba during fiscal year 2011 as severance under the terms of his employment agreement.

GRANTS OF PLAN BASED AWARDS IN FISCAL YEAR 2010

The following table sets forth specific information with respect to each equity grant made to an NEO under a Company plan in fiscal year 2010.

						All Other
						Stock	All Other		Grant Date
						Awards:	Option		Fair
			Estimated Future Payouts Under			Number of	Awards:	Exercise or	Value of
			Non-Equity Incentive Plan			Shares of	Number of	Base Price	Stock and
			Awards			Stock or	Securities	of Option	Option
	Grant	Approval	Threshold	Target	Maximum	Units	Underlying	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	Options (#)	($/Share)	($)

Michael J. Caliel	9/28/2010(1)	9/28/2010	—	—	—	57,400	—	—	201,474
Raymond K. Guba	—	—	—	—	—	—	—	—	—
Terry L. Freeman	3/29/2010(2)	3/29/2010	—	—	—	12,886	—	—	74,997
	9/28/2010(1)	9/28/2010	—	—	—	23,500	—	—	82,485
Richard A. Nix	9/28/2010(1)	9/28/2010	—	—	—	20,000	—	—	70,200
Robert B. Callahan	9/28/2010(1)	9/28/2010	—	—	—	12,000	—	—	42,120
William L. Fiedler	9/28/2010(1)	9/28/2010	—	—	—	14,200	—	—	49,842

(1)	Closing Share Price on September 28, 2010 was $3.51

(2)	Closing Share Price on March 29, 2010 was $5.82

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table sets forth specific information with respect to unexercised options, unvested Common Stock and equity incentive plan awards outstanding as of September 30, 2010 for each NEO.

	Option Awards				Stock Awards
					Number	Market
					of	Value of
					Shares	Shares or
					or Units	Units of
					of Stock	Stock
	Number of Securities		Option		That	That
	Underlying Unexercised		Exercise	Option	Have Not	Have not
	Options (#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(1)

Michael J. Caliel	100,000	—	17.36	07/12/2016	116,700	438,792
Raymond K. Guba	—	—	—	—	—	—
Terry L. Freeman	—	—	—	—	36,386	136,811
Richard A. Nix	—	—	—	—	41,800	157,168
Robert B. Callahan	—	—	—	—	28,600	107,536
William L. Fiedler	—	—	—	—	14,200	53,392

(1)	Closing Share Price on September 30, 2010 was $3.76

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

The following table sets forth, on an aggregate basis, specific information with respect to each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted Common Stock units and similar instruments, for each NEO during fiscal year 2010.

Stock Awards
	Number of Shares	Value
	Acquired on Vesting	Realized on Vesting
Name	(#)	($)

Michael J. Caliel	—	—
Raymond K. Guba(1)(2)	40,266	223,815
Terry L. Freeman	—	—
Richard A. Nix	—	—
Robert B. Callahan	—	—
William L. Fiedler	—	—

(1)	On April 10, 2010 Mr. Guba vested 6,666 shares of restricted Common Stock ($5.50 per share).

(2)	On April 16, 2010 Mr. Guba vested 33,600 shares of restricted Common Stock ($5.57 per share).

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
	in Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Michael J. Caliel	—	—	—	—	—
Raymond K. Guba	9,875	—	34,695	—	158,291
Terry L. Freeman	—	—	—	—	—
Richard A. Nix	—	—	—	—	—
Robert B. Callahan	11,698	—	11,401	—	99,834
William L. Fiedler	—	—	—	—	—

In order to further assist NEO’s and certain other executives in saving for retirement, the Company also provides an elective Deferred Compensation Plan. The Deferred Compensation Plan allows participants to voluntarily defer the receipt of salary (maximum deferral of 75%) and earned annual incentive awards (maximum deferral of 75%).

The Plan allows for distributions to commence after retirement or after a specific future year, even if the specific future year is later or earlier than the retirement date. Distributions may be paid either in a lump sum or in equal annual installments up to 10 years based on the employee’s initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee’s investment selections. Investment options mirror the 401(k) Plan. Investment choices are self directed and may be changed at any time by the participant.

On October 9, 2007, the Committee amended the Deferred Compensation Plan to provide a Company matching component effective for deferrals made beginning January 1, 2008 to selected employees, including NEO’s. Each participant who elects to make deferrals of eligible compensation to the Elective Deferral Plan will receive a matching contribution equal to 25% of the first 10% of the participant’s base salary deferrals into the Deferred Compensation Plan. Effective February 15, 2009, the Company instituted a suspension of the matching contributions as part of its cost cutting initiatives.

SEVERANCE AND EMPLOYMENT AGREEMENTS

Introduction

The Company has entered into employment agreements with the executive officers, including the NEO’s, and the Committee annually reviews the agreements to determine their continuing need as well as the amount and nature of compensation potentially payable in the event a change in control or in the event that other provisions are triggered.

When executive positions become available, we search for potential replacements not only within the Company but also in the marketplace, with the assistance of placement firms. Since prospective candidates from outside the Company are often already employed, they must be recruited and the total compensation offered must satisfy the need to incentivize and reward the individual. Additionally, we find that, in light of variable economic conditions, prospective executives are often also looking for an element of security, which will ensure a source of income in the event that their employment is terminated without Cause (as defined in each agreement).

The risk of unemployment is heightened in the event of a Change of Control (as defined in each agreement) of the Company, since the limited number of executive positions often results in terminations due to non-cost effective duplication. Thus, in order for the Company to recruit the best possible executives, the Company seeks to negotiate employment agreements that provide for the mutual benefit of the Company and the executive. Income, under the agreements, is comprised of the same elements of compensation as the Company’s ongoing compensation program discussed above, which includes base salary, short term and long term incentives, benefits and, in certain circumstances, perks such as car allowances. Additionally, because the Company’s existing employment agreements with current executives are publicly available, the terms of such agreements are often used by both the Company and the perspective executive during the negotiation process. Alternatively, executives that are promoted from within the Company are often already party to employment agreements with the Company and, as a result, may encounter more resistance to modification and renegotiation of their agreements. The agreements that we have entered into with our NEO’s are described in more detail below.

In September 2010, the executive officers entered into amendments to their pre-existing employments agreements in order to standardize many the terms of the existing agreements as well as to ensure compliance with recent changes in the Internal Revenue Code.

Each agreement, as amended, essentially entitles the individual to receive payments ranging from one times annual base pay, if he were to terminate employment under specified circumstances, to up to two times annual base pay plus bonus if the termination takes place following a change in control and, under certain instances, in the event of involuntary termination. In addition, continuation of employee benefits is afforded and even if the agreement does not specifically require, the Company’s Equity Plan accelerates vesting of outstanding equity awards in the event of a change in control.

The following information provides more detail concerning the specific terms and conditions of the agreements and describes the approximate value of the payments that may result if the executives were to terminate employment. The actual amounts to be paid can only be determined at the time of an executive’s separation from the Company. Thus, as disclosed herein, the amounts of compensation payable assume that such terminations were effective as of September 30, 2010 and include amounts earned through such time. However, in the case of Mr. Guba, the amount of compensation payable is provided as of April 10, 2010, the effective date of his termination.

No payments are due under any of the agreements in the event the executive voluntarily terminates employment without Good Reason (as defined in each agreement).

Michael J. Caliel

On June 26, 2006, the Company entered into an employment agreement with Mr. Caliel. Pursuant to the agreement, Mr. Caliel commenced employment with the Company on July 12, 2006. The agreement has no definitive employment term and may be terminated at any time and for any reason, at the option either of the Company or Mr. Caliel upon written notice to the other party. Pursuant to the agreement, Mr. Caliel will serve as the President and Chief Executive Officer of the Company and will also serve as a member of the Board of Directors of the Company during the term of his employment.

The agreement provides for (i) an annual base salary of $500,000 per year (which may be increased in the sole discretion of the Committee), (ii) an annual bonus with a target annual bonus opportunity of 100% of annual base salary. Mr. Caliel shall be eligible to participate in the Company’s employee benefit plans as in effect from time to time, on the same basis as such employee benefit plans are generally made available to other senior executives of the Company and shall be entitled to an automobile allowance of $1,500 per month.

If Mr. Caliel terminates for Good Reason as defined in his agreement or if he is terminated by the Company without Cause, he is entitled to receive (i) continued payment of base salary then in effect for 12 months immediately following the date of such termination, (ii) the greater of (x) a pro rata portion of his annual bonus opportunity for the fiscal year in which such termination occurs or (y) the most recent annual bonus awarded to him, (iii) Company paid COBRA coverage, continuation of automobile allowance and outplacement services, each for twelve (12) months immediately following the date of such termination or until Mr. Caliel obtains comparable employment, whichever is shorter, and (iv) acceleration of vesting for all unvested equity awards of the Company under the Equity Plan granted prior to September 24, 2010. Effective September 24, 2010, Mr. Caliel and the Company entered into the first amendment to his agreement. The first amendment changes the amount of awards that vest upon termination of Mr. Caliel’s employment for Good Reason (as defined below) or by the Company without Cause (as defined below) to result in (i) a prorated amount of his then outstanding unvested cash incentive awards and equity-based awards granted on or after September 24, 2010 other than an annual bonus or a cash incentive award or equity-based award the payment of which is dependent upon the achievement of performance objectives during a performance period which has not yet ended, and (ii) a prorated portion of each performance award then outstanding, if any, which shall vest at the end of the performance period applicable to such award, but only if and to the extent the performance objectives have been achieved (all the above collectively the “Severance Payments”).

If Mr. Caliel terminates for Good Reason or if he is terminated by the Company without Cause within twelve months following a Change in Control, he shall receive the Severance Payments.

The first amendment also amended the agreement to provide that in the event the payments and benefits provided in the agreement would constitute a “parachute payment” as defined by Section 280G(b)(2) of the Code, then the payments and benefits shall be either (x) reduced (but not below zero) so that the present value of such total amounts and benefits will be $1.00 less than three times Mr. Caliel’s “base amount” (as defined in Section 280G(b)(3)) so that no portion of such amounts received shall be subject to the excise tax or (y) paid in full, which ever produces the better “net after tax position” for Mr. Caliel. In addition, in the event the Dodd-

Frank Wall Street Reform and Consumer Protection Act requires Mr. Caliel to repay to the Company “erroneously awarded” amounts of incentive compensation he agrees to repay such amounts promptly.

Mr. Caliel is subject to non-compete and non-solicitation restrictive covenants during the term of his employment and for a period of one year (or two years if terminated by the Company with Cause or if Mr. Caliel resigns without Good Reason) following the termination of his employment. Mr. Caliel is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

The following table sets forth the estimated payments and benefits that would be provided to Mr. Caliel if his employment had been terminated on September 30, 2010, by:

•	the Company without cause or by Mr. Caliel for Good Reason following a Change in Control;

•	the Company without Cause or by Mr. Caliel for Good Reason prior to a Change in Control; or

•	Mr. Caliel’s death or disability.

	Change in Control	Termination
	Without Cause or	Without Cause or
	Good Reason	Good Reason	Death or Disability
Name	($)	($)	($)

Michael J. Caliel, President & CEO
Bonus for year of Separation	1,220,000	610,000	610,000
Cash Severance	1,220,000	610,000	-0-
Unvested and Accelerated Stock Options(1)	-0-	-0-	-0-
Unvested and Accelerated Restricted Stock(2)	262,003	231,600	262,003
Tax Reimbursement	-0-	-0-	-0-
Auto Allowance	18,000	18,000	-0-
Executive Outplacement Assistance	20,000	20,000	-0-
Health Care Benefits(3)	11,205	11,205	11,205

Total	2,731,208	1,500,805	1,059,997

(1)	Reflects the value of the spread between the exercise price of vested stock options and the closing price of Common Stock on September 30, 2010 of $3.76. Mr. Caliel has 100,000 vested stock options with an exercise price of $17.36 per share.

(2)	Reflects the value of unvested shares of restricted Common Stock held by Mr. Caliel on September 30, 2010.

(3)	Reflects cost to provide health care continuation benefits to executive under COBRA for 12 months following termination.

Terry L. Freeman

On March 29, 2010, (the “Effective Date”), the Company entered into an employment agreement with Mr. Freeman. The agreement has no definitive term and may be terminated at any time and for any reason, at the option of either Mr. Freeman or the Company, upon written notice. Pursuant to the terms of the agreement Mr. Freeman shall serve as a Senior Vice President and Chief Financial Officer of the Company.

The agreement provides for (i) an annual base salary of $350,000 (which may be increased in the sole discretion of the Committee), (ii) an annual bonus with a target opportunity of 75% of annual base salary (the “Annual Bonus Opportunity”) for fiscal year 2010, prorated, and thereafter as shall be determined by the Committee and (iii) a signing bonus of $50,000. On the Effective Date, Mr. Freeman received a grant of 12,886 restricted shares of the Company’s Common Stock under the Company’s 2006 Equity Incentive Plan, which vests on December 15, 2010. The grant of these restricted shares represents a guaranteed annual bonus for fiscal year 2010. In the event Mr. Freeman earns an Annual Bonus and/or any other bonus or annual incentive compensation for fiscal year 2010 in excess of $75,000, such excess amount shall be paid to him in cash. Mr. Freeman is also eligible to participate in the Company’s Long Term Incentive Plan, as modified, amended or replaced from time to time (the “LTIP”). Mr. Freeman’s annual long term award opportunities under the LTIP shall be determined by the Committee, in its sole discretion. His target opportunity for fiscal year 2010 was 125% of his annual base salary.

If Mr. Freeman terminates his employment for Good Reason (as defined below) or if his employment is terminated by the Company without Cause (as defined below) he is entitled to receive: (i) continued payment of base salary then in effect for 12 months immediately following the date of termination, (ii) any unpaid annual bonus that has been “earned” for the immediately preceding fiscal year plus the current year annual bonus, prorated based upon the percentage of the fiscal year that shall have elapsed through the date of termination to the extent performance objectives have been met, (iii) Company paid COBRA coverage, an automobile allowance of $1,500 per month and outplacement services (reasonable in amount but not to exceed $20,000) for 12 months immediately following the date of such termination or until Mr. Freeman obtains comparable employment, whichever is shorter, and (iv) a prorated amount of unvested equity awards under all equity plans for awards granted prior to September 24, 2010. The vesting proration period shall be calculated as the percentage of the vesting period for each unvested equity award in which he was actively employed.

Effective September 24, 2010, the Company and Mr. Freeman entered into the first amendment to his employment agreement. The amendment changes the amount of awards that vest upon termination of employment for Good Reason or by the Company without Cause to result in (i) a prorated amount of his then outstanding cash incentive awards and equity based awards granted after September 24, 2010, other than an annual bonus or a cash incentive award or an equity based award the payment of which is dependent upon the achievement of performance objectives during a performance period that has not ended, and (ii) a prorated portion of each performance award then outstanding, if any, which shall vest at the end of the performance period applicable to such award, but only if and to the extent the performance objectives have been achieved. In addition, in the event the Dodd-Frank Wall Street Reform and Consumer Protection Act requires Mr. Freeman to repay the Company “erroneously awarded” amounts of incentive compensation he agrees to repay such amounts promptly.

If Mr. Freeman terminates for Good Reason or if he is terminated by the Company without Cause within twelve months following a Change in Control (as defined below), he is entitled to receive: (i) continued payment of his base salary then in effect for 24 months immediately following the date of such termination, (ii) two times the greater of (x) the most recent annual bonus paid to him or (y) the annual bonus Opportunity, and (iii) Company paid COBRA coverage, an automobile allowance of $1,500 per month, and outplacement services (reasonable in amount but not to exceed $20,000) for twelve months immediately following the date of such termination or until he obtains comparable employment, whichever is shorter. Notwithstanding the foregoing, in the event these payments and benefits would constitute a “parachute payment” as defined in Section 280G(b)(2) of the Code, then the payments and benefits shall be either (x) reduced (but not below zero) so that the present value of such total would be one dollar ($1.00) less than three times Mr. Freeman’s “base amount” (as defined in Section 280G of the Code) so that no portion of such amounts shall be subject to the excise tax imposed by Section 4999 of the Code, or (y) paid in full, whichever produces the better after tax position for Mr. Freeman.

Mr. Freeman is subject to non-compete and non-solicit restrictive covenants during the employment term and for a period of one year (or two years if terminated by the Company for Cause or if he resigns without Good Reason) following the termination of his employment. Mr. Freeman is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

The following table sets forth the estimated payments and benefits that would be provided to Mr. Freeman if his employment had been terminated on September 30, 2010, by:

•	the Company within six months following a Change in Control without cause or by Mr. Freeman for Good Reason;

•	by the Company without Cause or by Mr. Freeman for Good Reason prior to a Change in Control; or

•	Mr. Freeman’s death or disability.

	Change in Control	Termination
	Without Cause or	Without Cause or
	Good Reason	Good Reason	Death or Disability
Name	($)	($)	($)

Terry L. Freeman, Senior Vice President and Chief Financial Officer
Bonus for year of Separation	525,000	-0-	-0-
Cash Severance	700,000	350,000	-0-
Unvested and Accelerated Stock Options(1)	-0-	-0-	-0-
Unvested and Accelerated Restricted Stock(2)	136,811	37,934	136,811
Tax Reimbursement	-0-	-0-	-0-
Auto Allowance	18,000	18,000	-0-
Executive Outplacement Assistance	20,000	20,000	-0-
Health Care Benefits(3)	8,346	8,346	8,346

Total	1,408,157	434,280	145,157

(1)	Mr. Freeman does not have stock options.

(2)	Reflects the value of unvested shares of restricted Common Stock held by Mr. Freeman on September 30, 2010.

(3)	Reflects cost to provide health care continuation benefits to executive under COBRA for 12 months following termination.

William L. Fiedler

On March 9, 2009, the Company entered into an employment agreement with Mr. Fiedler. The agreement has no definitive term and may be terminated at any time and for any reason, at the option of either Mr. Fiedler or the Company upon written notice to the other party. Pursuant to the agreement Mr. Fiedler will serve as a Senior Vice President, General Counsel and Corporate Secretary of the Company.

The Agreement provides for an annual base salary of $265,000 (which may be increased in the sole discretion of the Committee) and (ii) an annual bonus with a target annual bonus opportunity of not less than 50% of annual base salary, the actual bonus payable to Mr. Fiedler shall be dependent upon the achievement of performance objectives established by the Committee and may be greater or less than the annual bonus opportunity depending upon performance objectives results with the portion tied to objective targets not subject to reduction by the Committee. Mr. Fiedler is also eligible to participate in the Company’s LTIP. His annual award opportunity shall be determined by the Committee in its sole discretion. Finally, is eligible to participate in the Company’s employee benefit plans on the same basis as such plans are made available to other comparable executives of the Company, he is entitled to four weeks annual vacation and an automobile allowance of $1,500 per month.

If Mr. Fiedler terminates his employment for Good Reason (as defined below) or if his employment is terminated by the Company without Cause (as defined below) he is entitled to receive (i) continued payment of his annual salary for twelve months following his date of termination; (ii) any earned, but unpaid annual bonus plus a prorated portion (based upon the percentage of the fiscal year that shall have elapsed through the date of his termination of employment) of the bonus opportunity for the fiscal year in which he terminates or the annual bonus, if any, paid to him for the immediately preceding fiscal year; (iii) an amount, paid on the first business day of each month, equal to 150% of the applicable monthly COBRA premium under the Company’s health plan for twelve months; (iv) his automobile allowance of $1,500 per month and outplacement services (in a reasonable amount) in each case for twelve months or until he obtains comparable employment, whichever is shorter; and (v) all unvested awards under the LTIP (including but not limited to any unvested options, restricted Common Stock and performance shares units) shall vest in full.

If Mr. Fiedler terminates for Good Reason or he is terminated by the Company without Cause within twelve months following a Change of Control he is entitled to receive (i) continued payment of his annual base salary for twenty four months following his date of termination; (ii) two times the most recent annual bonus paid to him;

(iii) COBRA premium reimbursements as described above for twelve months; (iv) continued automobile allowance for twelve months or until he obtains comparable employment; and (v) outplacement services as described above.

Notwithstanding the foregoing, in the event these payments and benefits would constitute a “parachute payment” as defined in section 280G(b)(2) of the Code, then the payments and benefits will be either (x) reduced (but not below zero) so that the present value of such total would be one dollar ($1.00) less than three times his “base amount” (as defined in Section 280 G of the Code) so that no portion would be subject to the excise tax imposed by Section 4999 of the Code, or (y) paid in full, whichever produces the better after tax position to Mr. Fiedler.

Mr. Fiedler is subject to non-compete and non-solicitation restrictive covenants during the term of his employment and for a period of one year (or two years if terminated by the Company for Cause or if he resigns without Good Reason) following termination of his employment. He is also subject to restrictive covenants prohibiting disclosure of confidential information and intellectual property of the Company.

Effective September 24, 2010, the Company and Mr. Fiedler entered into the First Amendment to his employment agreement. The amendment changes the amount of awards that vest upon termination of employment for Good Reason or by the Company without Cause to result in (i) a prorated amount of his then outstanding cash incentive awards and equity based awards granted after September 24, 2010, other than an Annual Bonus or a cash incentive award or an equity based award the payment of which is dependent upon the achievement of performance objectives during a performance period that has not ended, and (ii) a prorated portion of each performance award then outstanding, if any, which shall vest at the end of the performance period applicable to such award, but only if and to the extent the performance objectives have been achieved. In addition, in the event the Dodd-Frank Wall Street Reform and Consumer Protection Act requires him to repay the Company “erroneously awarded” amounts of incentive compensation he agrees to repay such amounts promptly.

The following table sets forth the estimated payments and benefits that would be provided to Mr. Fiedler if his employment had been terminated on September 30, 2010 by:

•	the Company within twelve months following a Change in Control without Cause or by Mr. Fiedler without Good Reason;

•	the Company without Cause or by Mr. Fiedler for Good Reason prior to a Change in Control; or

•	Mr. Fiedler’s death or disability.

	Change in Control	Termination
	Without Cause or	Without Cause or
	Good Reason	Good Reason	Death or Disability
Name	($)	($)	($)

William L. Fiedler, Senior Vice President, General Counsel and Secretary
Bonus for year of Separation	265,000	-0-	-0-
Cash Severance	530,000	265,000	-0-
Unvested and Accelerated Stock Options(1)	-0-	-0-	-0-
Unvested and Accelerated Restricted Stock(2)	53,392	2,135	53,392
Tax Reimbursement	-0-	-0-	-0-
Auto Allowance	18,000	18,000	-0-
Executive Outplacement Assistance	20,000	20,000	-0-
Health Care Benefits(3)	11,205	11,205	11,205

Total	897,597	316,340	64,597

(1)	Mr. Fiedler has no stock options.

(2)	Reflects the value of unvested shares of restricted Common Stock held by Mr. Fiedler on September 30, 2010.

(3)	Reflects cost to provide health care continuation benefits to executive under COBRA for 12 months following termination.

Richard A. Nix

On December 14, 2006, Mr. Nix entered into an employment agreement with Houston-Stafford Electrical Contractors, L.P., a wholly owned subsidiary of the Company, which is now known as IES Residential, Inc. (“IES Residential”), whereby IES Residential agreed to employ Mr. Nix as its president. The agreement has no definite term and the employment relationship may be terminated at any time and for any reason, at the option of either IES Residential or Mr. Nix upon written notice to the other party.

The agreement provides for the payment to Mr. Nix of a base annual salary of $350,000 with increases, if any, as may be determined from time to time in the sole discretion of IES Residential. In addition, Mr. Nix is eligible to participate in the Presidents Leadership Incentive Plan pursuant to its terms.

Mr. Nix is subject to non-solicitation restrictive covenants during the term of the agreement and for a period of twelve months following his termination from his then employing entity, if such termination is with or without Cause (as defined below), in the event the entity pays him one times his annual base pay as discussed below. In the event such payment is not made, Mr. Nix is no longer subject to such covenants, The agreement also contains restrictive covenants prohibiting disclosure of confidential information, return of Company property and disclosure to the Company of inventions and innovations developed during the term of the agreement or within one year thereafter if they are directly related to the Company’s business.

In the event that Mr. Nix is terminated with or without Cause during the term of the agreement, the employing entity, at its sole option which must be exercised within thirty days of the date of termination, may pay him one times his then current salary in return for him being bound by the non-competition provisions discussed above for a period of twelve months.

On September 24, 2010, the Company and Mr. Nix entered into an amended and restated agreement. The restated agreement has no definitive term and may be terminated at any time and for any reason at the option of the Company or Mr. Nix, upon written notice to the other party. Pursuant to the restated agreement, Mr. Nix shall serve as the Company’s Group Vice President. In such position, Mr. Nix shall report to the President and Chief Executive Officer of the Company, or to such other officer of the Company, as may be directed by the Chief Executive Officer.

The Restated Agreement provides for (i) an annual base salary of $364,000, which may be increased as determined by the Committee and which Mr. Nix agreed to reduce to $350,000; (ii) an annual bonus with a target opportunity for each fiscal year during his employment as set by the Committee in its sole discretion, which target opportunity is 100% of base salary for fiscal year 2011;and (iii) eligibility to participate in the Company’s LTIP, as modified or replaced from time to time, with an award opportunity as determined by the Committee in its discretion. In addition, Mr. Nix is eligible to participate in the Company’s benefit plans as in effect from time to time on the same basis as such plans are generally made available to other comparable executives of the Company, and shall receive (i) four weeks annual vacation, (ii) an automobile allowance of $1,500 per month and (iii) reimbursement by the Company of reasonable business expenses incurred.

All other terms and conditions of the restated agreement are substantially similar to those contained in the first amendment to Mr. Freeman’s amended and restated agreement described above.

The following table sets forth the estimated possible payments and benefits that would be provided to Mr. Nix if his employment had terminated on September 30, 2010 by:

•	the Company without Cause or by Mr. Nix for Good Reason following a Change in Control;

•	by the Company without Cause or by Mr. Nix for Good Reason Prior to a Change in Control; or

•	Mr. Nix’s death or disability.

	Change in Control	Termination
	Without Cause or	Without Cause or
	Good Reason	Good Reason	Death or Disability
Name	($)	($)	($)

Richard A. Nix, Group Vice President
Bonus for year of Separation	700,000	350,000	-0-
Cash Severance	700,000	-0-	-0-
Unvested and Accelerated Stock Options(1)	-0-	-0-	-0-
Unvested and Accelerated Restricted Stock(2)	157,168	84,976	157,168
Tax Reimbursement	-0-	-0-	-0-
Auto Allowance	18,000	18,000	-0-
Executive Outplacement Assistance	20,000	20,000	-0-
Health Care Benefits(3)	7,672	7,672	7,672

Total	1,602,840	480,648	164,840

(1)	Mr. Nix has no stock options.

(2)	Reflects the value of unvested restricted Common Stock held by Mr. Nix on September 30, 2010.

(3)	Reflects cost to provide health care continuation benefits to executive under COBRA for 12 months following termination.

Robert B. Callahan

On June 1, 2005, the Company entered into an employment agreement with Mr. Callahan. The agreement, which has an initial term of three years and, unless terminated sooner, continues on a year-to-year basis thereafter, provides for the annual salary then in effect to be paid to him (which may be increased from time to time) during the term of the agreement. In the event he terminates his employment without Good Reason (as defined below), or is terminated for Cause (as defined below), he is not entitled to severance compensation. If he terminates for Good Reason or he is terminated by the Company without Cause, he is entitled to receive the base salary then in effect for whatever period of time is remaining under the Initial Term or Extended Term (each as defined in the agreement), or for one year, whichever amount is greater. The agreement generally restricts him from competing with the Company for a period of two years following the termination of his employment.

The restriction is removed in the event he is terminated without Cause by the Company, or he terminates for Good Reason. In the event of a Change in Control (as defined below) of the Company, he may receive a lump sum payment due on the effective date of the termination of the base salary at the rate then in effect for two years, one year’s bonus payment with all goals deemed met in full and two year’s coverage under the Company’s medical benefit plan on a tax neutral basis. The above payments would be due in the event that he did not receive written notice at least ten days prior to the date of the event giving rise to the Change in Control and the successor to all or a portion of the Company’s business and/or assets is willing, as of the closing, to assume the Company’s obligations under his agreement. They also would be due if on or within six months following the effective date of the Change in Control the Company terminated him other than for Cause or he terminates for Good Reason. If it is finally determined that any payments received following a change of control are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay him an amount of cash such that the net amount received after paying all applicable taxes on such additional amount shall be equal to the amount that he would have received if Section 4999 of the Code were not applicable.

On September 24, 2010, the Company entered into an amended and restated employment agreement with Mr. Callahan. The restated agreement has no definitive term and may be terminated at any time and for any reason, at the option of the Company or Mr. Callahan upon written notice to the other party. Pursuant to the restated agreement, Mr. Callahan will serve as the Senior Vice President, Human Resources, Safety and Supply Chain and

will report to the President and Chief Executive Officer of the Company, or to such other officer of the Company as may be directed by the Chief Executive Officer.

The restated agreement provides for (i) an annual base salary of $230,000 (which may be increased as determined by the Committee); (ii) an annual bonus with a target opportunity for each fiscal year during his employment as set by the Committee in its sole discretion which target opportunity is 50% of his base salary for fiscal year 2011; and (iii) eligibility to participate in the Company’s LTIP, with an award opportunity as determined by the Committee, in its sole discretion. In addition, Mr. Callahan is eligible to participate in the Company’s benefit plans as in effect from time to time on the same basis as such plans are generally available to other comparable executives of the Company, and shall receive (i) four weeks annual vacation, (ii) an automobile allowance of $1,500 per month and (iii) reimbursement by the Company of reasonable business expenses incurred.

All other terms and conditions of the restated agreement are substantially similar to those contained in the first amendment to Mr. Freeman’s agreement described above.

The following table sets forth the estimated payments and benefits that would be provided to Mr. Callahan if his employment had been terminated on September 30, 2010 by:

•	the Company within six month following a Change in Control without Cause or by him for Good Reason;

•	by the Company without Cause or by Mr. Callahan for Good Reason prior to a Change in Control; or

•	Mr. Callahan’s death or disability.

	Change in Control	Termination
	Without Cause or	Without Cause or
	Good Reason	Good Reason	Death or Disability
Name	($)	($)	($)

Robert B. Callahan
Bonus for year of Separation	230,000	-0-	-0-
Cash Severance	460,000	230,000	-0-
Unvested and Accelerated Stock Options(1)	-0-	-0-	-0-
Unvested and Accelerated Restricted Stock(2)	107,536	64,220	107,536
Tax Reimbursement	-0-	-0-	-0-
Auto Allowance	18,000	18,000	-0-
Executive Outplacement Assistance	20,000	20,000	-0-
Health Care Benefits(3)	11,205	11,205	11,205

Total	846,741	325,425	118,741

(1)	Mr. Callahan has no stock options.

(2)	Reflects the value of unvested shares of restricted Common Stock held by Mr. Callahan on September 30, 2010.

(3)	Reflects cost to provide health care continuation benefits to executive under COBRA for 12 months following termination.

Raymond Guba

On April 10, 2007, the Company entered into an employment agreement with Mr. Guba. The agreement had no definitive term and could be terminated at any time and for any reason, at the option of the Company or Mr. Guba, upon written notice to the other party. Mr. Guba was to serve as a Senior Vice President, Chief Financial and Chief Accounting Officer of the Company. The agreement described his annual base salary, annual bonus target opportunity, a signing bonus and a grant of restricted Common Stock and stock options. The agreement contained additional terms and conditions similar to Mr. Caliel’s original agreement described above.

On April 16, 2010 Mr. Guba’s employment with the Company terminated and he became entitled to the payments and benefits outlined in the table below.

Termination
Without Cause or
Good Reason
Name	($)

Raymond Guba, Executive Vice President and Chief Financial and Administrative Officer
Bonus for year of Separation	159,975
Cash Severance	395,000
Unvested and Accelerated Stock Options	-0-
Unvested and Accelerated Restricted Stock(1)	185,136
Tax Reimbursement	-0-
Auto Allowance	18,000
Executive Outplacement Assistance	25,000
Health Care Benefits(2)	13,506

Total	796,617

(1)	Reflects the value of 33,600 shares of restricted Common Stock that vested upon his termination without cause. The closing price of the Common Stock on April 16, 2010 was $5.51 per share.

(2)	Reflects cost to provide health care continuation benefits to executive under COBRA for 12 months following termination.

DEFINITIONS

The following definitions are used in the amended employment agreements described above.

“Cause” in the agreement entered into with Mr. Caliel is defined as:

•	His willful, material and irreparable breach of terms of employment provided in the agreement or otherwise (which remains uncured 10 business days after delivery of written notice specifically identifying such breach).

•	His gross negligence in performance or intentional nonperformance (in either case continuing 10 business days after receipt of notice of need to cure) of any of his material duties and responsibilities to the Company.

•	His dishonesty or fraud with respect to the business, reputation or affairs of the Company which materially and adversely effects the Company (monetarily or otherwise).

•	His conviction of a felony or crime involving moral turpitude.

•	His confirmed drug or alcohol abuse.

•	His material violation of the Company’s personnel or similar policy, such policy having been made available to him and which remains uncured for 10 business days after notice.

“Cause” in the agreements entered into with Messrs. Freeman, Fiedler, Nix, Callahan and Guba is defined in similar terms except there is no cure period for breaches of the agreements or gross negligence in performance in Messrs. Nix, Callahan and Fiedler’s agreements and all their agreements include sanctions for violations of federal or state law regarding securities or having been subject to any final order, judicial or administrative, obtained or issued by the SEC, for any securities violation involving fraud, including, without limitation, any order consented to by them in which findings of facts or any legal conclusions establishing liability are neither admitted nor denied.

“Good Reason” in each agreement is essentially defined as:

•	Any material reduction in his position, authority or Base Salary

•	Any relocation of the Company’s corporate office that is more than 50 miles from his primary location of work without his consent, provided that consent is not a condition in the case of Messrs. Caliel or Freeman.

•	The Company’s breach of a material term of the agreement and a breach of any material duty owed by the Company, in the case of Mr. Caliel’s agreement

All the above are valid reasons only if the Company fails to cure such event within 30 days after receipt from him of written notice of the event which constitutes Good Reason and he must give the Company written notice of the event by the 60th day following its occurrence.

A “Change in Control” is defined in the agreements as follows:

•	Any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, other than Fidelity Management and Research Co., Southpoint Capital Advisors LP, Tontine Capital Partners and their respective affiliates, the Company or any subsidiary, shall beneficially own (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, at least 50% of the ordinary voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board, or

•	Current directors shall cease for any reason to constitute at least a majority of the members of the Board (Current Directors means, as of the date of determination, any person who (i) was a member of the Board on the date that the Company’s Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code became effective or (ii) was nominated for election or was elected by the Board with the affirmative vote of a majority of the current directors who were members of the Board at the time of such nomination or election) or at any meeting of stockholders of the Company called for the purpose of electing directors, a majority of the persons nominated by the Board for election as directors shall fail to be elected; or

•	The consummation of a sale, lease, exchange or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company.

•	A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

The agreements with Messrs, Freeman, Nix, Callahan and Fiedler do not contain the exclusion of Fidelity Management and Research Co. and Southpoint Capital Advisors LP from the “group” for purposes of Section 13(d) of the Exchange Act discussed above.

This is substantially similar to the definition of Change in Control found in the Equity Plan, which causes acceleration of outstanding grants.

DIRECTOR COMPENSATION

Directors who are employees of the Company or any of its subsidiaries, do not receive a retainer or fees for service on the Board or any committees. Each non-employee director receives a $40,000 annual retainer, paid quarterly (the non-executive chairman receives an additional annual retainer of $75,000). The Chairman of the Human Resources and Compensation Committee and the Chairman of the Nominating/Governance Committee receive an additional annual retainer of $10,000 and the Chairman of the Audit Committee receives an additional annual retainer of $25,000. Each member (other than the chairman) of each committee also receives an additional retainer of $5,000. Currently, directors may elect, prior to the beginning of the fiscal year, to receive all or a portion of their retainers in shares of the Company’s Common Stock, in lieu of cash. For fiscal year 2010, no director elected to receive their retainer in shares of Company Common Stock. During the first quarter of 2010, in addition to the annual retainers described above, each director received a fee of $1,500 for each Board and committee meeting attended in person and a fee of $750 for each telephonic Board and committee meeting attended during the first. In addition, during 2010, the Board held several meetings, in connection with a special project that was not in the ordinary course of business. Due to the amount of time involved in the special project, each non-employee Director received $1,500 for each meeting attended in person and $750 for each meeting attended telephonically. Mr. Welsh, who acted as the lead director in connection with the special project received $5,000.

On December 8, 2009, the Compensation Committee recommended and the Board approved a change in the method of compensation of directors, to include both cash and equity components, and eliminated Board and committee meeting attendance fees. Each year, in addition to the annual retainers described above, upon their election or re-election to the Board at an annual stockholder meeting, each director will receive a grant of Phantom Stock Units (“Units”) pursuant to the 2006 Equity Plan. The number of Units granted to each director is determined by dividing $25,000 by the closing price of the Company’s Common Stock on the last trading day immediately preceding each annual stockholder meeting. The Units will convert to Common Stock on the date the director leaves the Board, for any reason. Mr. Lindstrom was elected to the Board by the directors in May 2010 and received a grant of Units equal to $12,500 divided by the closing price of the Company’s Common Stock on the date he was elected. Each director will receive a grant for his or her subsequent periods of service on the Board, provided that he or she is re-elected at subsequent annual stockholder meetings. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings and for their reasonable expenses related to the performance of their duties as directors. The following table reflects the amounts paid to each individual non- employee director who served on the Board in fiscal year 2010.

				Non-Equity
	Fees Earned or	Stock	Option	Incentive Plan	All Other
	Paid in Cash	Awards	Awards	Compensation	Compensation	Total
Name	($)	($)(1)(2)	($)	($)	($)	($)

Charles H. Beynon	78,250	25,000	-0-	-0-	-0-	103,250
Michael J. Hall	139,750	25,000	-0-	-0-	-0-	164,750
Joseph V. Lash	54,000	25,000	-0-	-0-	-0-	79,000
James M. Lindstrom	19,044	12,500	-0-	-0-	-0-	31,544
Donald L. Luke	58,750	25,000	-0-	-0-	-0-	83,750
John E. Welsh III	68,250	25,000	-0-	-0-	-0-	93,250

(1)	Represents the aggregate grant date fair value of awards of Phantom Stock Units granted during the fiscal year ended September 30, 2010, computed in accordance with FASB ASC Topic 718. Each Phantom Stock Unit converts into one share of Company Stock when the respective director leaves the Board for any reason. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2010 included in our Annual Report on Form 10-K filed with the SEC on December 14, 2010.

(2)	As of September 30, 2010, each non-employee director held the following aggregate number of Phantom Stock Units: Messrs. Beynon, Hall, Lash, Luke and Welsh — 4,408; Mr. Lindstrom — 2,151.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2010, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Human Resources and Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Human Resources and Compensation Committee of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

During fiscal year 2010, no member of the Human Resources and Compensation Committee (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any business with the Company other than as an independent director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons holding more than ten percent of a registered class of the Company’s equity securities to file with the SEC and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during fiscal year 2010, the Company believes that all Section 16(a) reporting requirements related to the Company’s directors and executive officers were timely fulfilled during fiscal year 2010.

APPROVAL OF THE COMPANY’S 2010 EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is seeking a non-binding advisory vote from our stockholders to approve the compensation awarded to the Company’s NEO’s, as disclosed pursuant to Item 402 of Regulation S-K.

The Company has established comprehensive compensation programs for our executive officers, including our NEO’s, and this proxy statement fully and fairly discloses all material information regarding compensation of the Company’s NEO’s as required by Item 402 of Regulation S-K. Stockholders should reference and consider this information to in evaluating the Company’s approach to compensating the NEO’s.

The Company’s Board of Directors, the Human Resources and Compensation Committee of the Company’s Board of Directors, the Senior Vice President, Human Resources and the Company’s compensation consultants, when appropriate, monitor executive compensation programs and adopt changes to reflect competitive market in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation.

The Human Resources and Compensation Committee of the Company’s Board of Directors will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders and require executives to retain ownership of a significant portion of the Company’s Common Stock they receive as compensation. Please refer to the section entitled “Executive Compensation” of this proxy statement for a detailed discussion of the Company’s executive compensation practices and philosophy.

You have the opportunity to vote for, against or abstain from voting on approval of the compensation awarded to the Company’s NEO’s for fiscal year 2010. The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to approve the Company’s 2010 executive compensation.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION AWARDED TO THE COMPANY’S NEO’S FOR FISCAL YEAR 2010.

DETERMINATION OF THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is seeking a non-binding advisory vote from our stockholders to determine the frequency with which the Company’s stockholders will vote to approve the compensation awarded to the Company’s NEO’s. Stockholders may determine that a vote to approve the compensation awarded to the Company’s NEO’s be held every one (1), two (2) or three (3) years.

As described elsewhere in the proxy statement, the Company’s Board of Directors, the Human Resources and Compensation Committee of the Company’s Board of Directors, the Senior Vice President, Human Resources and the Company’s compensation consultants, when appropriate, monitor executive compensation programs and adopt changes to reflect competitive market in which the Company competes for talent, as well as general economic, regulatory and legislative developments affecting executive compensation. In light of the fact that the Company continuously monitors trends in and regulations regarding executive compensation and actively modifies the Company’s executive compensation program and structure to react to these changes, the Board recommends that stockholders vote to approve the compensation awarded to the Company’s NEO’s once every three (3) years.

You have the opportunity to vote for every one (1) year, for every two (2) years, for every three (3) years or abstain from voting on the frequency of the stockholder vote on executive compensation. The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to determine the frequency of the stockholder vote on executive compensation.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR EVERY THREE (3) YEARS” IN RESPECT OF THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has re-appointed Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending September 30, 2011, subject to ratification by the Company’s stockholders. Ernst & Young LLP was the Company’s independent auditor for the fiscal year ended September 30, 2010.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the Annual Meeting.

The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2011.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

OTHER BUSINESS

The Board knows of no business that will come before the Annual Meeting except that indicated above. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons acting under the proxy will vote thereunder in accordance with their best judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the next Annual Meeting of Stockholders and wishes to have such proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company on or before August 31, 2011. Such proposal also must meet the requirements of the rules of the SEC relating to stockholder proposals.

The Company’s by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, written notice of a stockholder proposal or a director nomination for the next Annual Meeting must be received by the Secretary of the Company not later than 80 days prior to the next Annual Meeting (or, if less than 90 days’ notice of the date of the meeting is given by the Company, notice by the stockholder to be timely must be received by the Secretary of the Company no later than the close of business on the 10th day following the day on which public announcement of the date of the meeting is first made by the Company), and must contain specified information and conform to certain requirements, as set forth in the by-laws. If the presiding officer at any meeting of stockholders determines that a stockholder proposal or director nomination was not made in accordance with the By-laws, the Company may disregard such proposal or nomination.

Stockholder proposals submitted for consideration at the Annual Meeting must be delivered to the Corporate Secretary no later than the close of business on January 11, 2011.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2011 Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the By-laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal.

Proposals and nominations should be addressed to the Secretary of the Company, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In some cases only one copy of this proxy statement or annual report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement or annual report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Integrated Electrical Services, Inc., 1800 West Loop South, Suite 500, Houston, TX 77027 or an oral request by calling the Corporate Secretary at (713) 860-1500.

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INTEGRATED ELECTRICAL SERVICES, INC.
ANNUAL MEETING OF STOCKHOLDERS
SOLICITED BY THE BOARD OF DIRECTORS OF INTEGRATED ELECTRICAL SERVICES, INC.
The undersigned hereby appoints Michael J. Caliel, William L. Fiedler and Mark A. Older, and each of them individually, as proxies with full power of substitution, to vote all shares of the Common Stock of Integrated Electrical Services, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on February 3, 2011, at 10:00 a.m. Central Standard Time, at the Houston Marriott West Loop Hotel, 1750 West Loop South, Houston, Texas 77027 or at any adjournment or postponement thereof, as follows:
Any executed proxy which does not designate a vote on a particular proposal shall be deemed to grant authority to vote “FOR” proposal 1 (All Nominees), “FOR” Proposals 2 and 3, and FOR “3 years” in Proposal 4.
(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF
INTEGRATED ELECTRICAL SERVICES, INC.
February 3, 2011

PROXY VOTING INSTRUCTIONS
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding Internet Availability of Proxy Materials for
the Annual Meeting to be Held on February 3, 2011.
The Proxy Statement and Annual Report on Form 10-K are Available at http://annualmeeting.ies-co.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

■ 20533030000000001000 0	020311

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS: TO HOLD OFFICE UNTIL THE 2012 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.			2. APPOINTMENT OF ERNST & YOUNG LLP AS AUDITORS FOR THE COMPANY	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O CHARLES H. BEYNON O MICHAEL J. CALIEL O JAMES M. LINDSTROM O DONALD L. LUKE O JOHN E. WELSH, III		3. APPROVAL OF THE EXECUTIVE COMPENSATION	☐	☐	☐
			4. APPROVAL OF THE FREQUENCY OF A SHAREHOLDER VOTE TO APPROVE THE EXECUTIVE COMPENSATION	1 year 2 years 3 years ABSTAIN ☐ ☐ ☐ ☐

     ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1 (ALL NOMINEES), AND “FOR” PROPOSALS 2 AND 3, FOR “3 YEARS” IN PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE HEREON.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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